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EL PASO ELECTRIC COMPANY

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2017 PROXY STATEMENT

The Electric Company®

El Paso Electric

GROWTH

CUSTOMER

INVESTMENT

EL PASO ELECTRIC COMPANY
100 N. Stanton Street
El Paso, Texas 79901
(915) 543-5711
April 14, 2017
Dear Shareholders:
We are pleased to invite you to the Annual Meeting of Shareholders (the “Annual Meeting”) of El Paso Electric Company (the “Company”) to be held at the Company’s Eastside Operations Center, located at 13511 Montana Avenue, El Paso, Texas 79938, on May 25, 2017, at 10:00 a.m., Mountain Daylight Time.
As explained in the enclosed Proxy Statement, the purpose of the Annual Meeting is to give shareholders an opportunity (i) to vote on the election of the Company’s Class II Directors; (ii) to consider and act upon the recommendation of the Board of Directors of the Company (the “Board”) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and (iii) to approve, by a non-binding advisory vote, the Company’s executive compensation, commonly referred to as a “say-on-pay” vote.
Information concerning these matters is set forth in the accompanying Notice of the Meeting and Proxy Statement. The Board recommends that you vote “FOR” proposals one, two and three as explained in the enclosed Proxy Statement.
Your vote is important to us. To ensure your representation, even if you cannot attend the Annual Meeting, please mark, sign, date, and return the enclosed proxy card promptly.
Thank you for your continued interest in El Paso Electric Company.
Sincerely,
Mary E. Kipp
Chief Executive Officer

EL PASO ELECTRIC COMPANY
100 N. Stanton Street
El Paso, Texas 79901
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Dear Shareholders:
You are cordially invited to attend the 2017 Annual Meeting of Shareholders of El Paso Electric Company. This is your notice for the meeting.
DATE AND TIME
May 25, 2017, at 10:00 a.m., Mountain Daylight Time
PLACE
Eastside Operations Center, located at 13511 Montana Avenue, El Paso, Texas 79938
ITEMS OF BUSINESS
(1)
To give shareholders an opportunity to vote on the election of El Paso Electric Company’s Class II Directors;

(2)
To consider and act upon the recommendation of the Board to ratify the selection of KPMG LLP as El Paso Electric Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

(3)
To approve, by a non-binding advisory vote, El Paso Electric Company’s executive compensation, commonly referred to as a “say-on-pay” vote; and

(4)
To transact such other business as may properly come before the meeting and any reconvened meeting after the adjournment thereof.

The Board knows of no matter, other than those set forth above (which are discussed at greater length in the accompanying Proxy Statement), that will be presented for consideration at the Annual Meeting.
RECORD DATE
Shareholders of record at the close of business on March 27, 2017 are entitled to vote at the Annual Meeting.
PROXY VOTING
Each outstanding share of El Paso Electric Company common stock entitles the holder to one vote. You may vote either by attending the Annual Meeting or by proxy. For specific voting information, please see the information beginning on page 1 of the Proxy Statement that follows. Even if you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.
On behalf of the Board, thank you for your participation in this important annual process.
By Order of the Board of Directors,
Jessica Goldman
Corporate Secretary
April 14, 2017
YOUR VOTE IS IMPORTANT
PLEASE MARK, SIGN, DATE, AND
RETURN YOUR PROXY CARD PROMPTLY OR VOTE BY INTERNET OR TELEPHONE.
THANK YOU.
El Paso Electric Company 2017 Proxy Statement

El Paso Electric Company 2017 Proxy Statement

EL PASO ELECTRIC COMPANY
100 N. Stanton Street
El Paso, Texas 79901
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2017
GENERAL
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of El Paso Electric Company (the “Company”) for use at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 25, 2017, at 10:00 a.m., Mountain Daylight Time, at the Company’s Eastside Operations Center, and at any reconvened meeting after an adjournment thereof. The Company’s Eastside Operations Center is located at 13511 Montana Avenue, El Paso, Texas 79938.
The cost of soliciting proxies, including a fee of  $6,500 plus expenses to Georgeson LLC, which will help the Company solicit proxies, will be paid by the Company. In addition to the use of the mail, proxies may be solicited by telephone, fax, and other electronic means or in person by the Board, officers, employees and other agents of the Company. The Company will reimburse brokers, banks and other persons for reasonable expenses in forwarding the Notice of the Meeting to beneficial owners and forwarding printed proxy materials by mail to beneficial owners who specifically request them.
This Proxy Statement and the accompanying form of proxy are first being made available on the Internet to shareholders of the Company on or about April 14, 2017.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES
At the close of business on March 27, 2017, the record date for determination of the shareholders entitled to vote at the Annual Meeting, the Company had outstanding 40,557,679 shares of its common stock, no par value (the “Common Stock”).
Each share of Common Stock outstanding at the close of business on the record date entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders at the Annual Meeting. The holders of at least a majority of the issued and outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for a quorum to be present and business to be conducted.
Under our majority voting policy, in an uncontested election, if a director nominee does not receive a majority of the votes cast in the election (that is, the director nominee receives a greater number of  “withhold” votes than “for” votes), the director nominee is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and our Board. Assuming a quorum is present; directors are elected by a plurality of the votes cast at the meeting. Please see “Corporate Governance  – Majority Voting Policy” below for further details on our majority voting policy.
The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and represented in person or by proxy at the Annual Meeting is required to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.
The outcome of the advisory vote on the Company’s executive compensation will not be binding on the Board. Therefore, there is no “required vote” on this proposal. The Board, in the exercise of its fiduciary duties, will consider the outcome of the advisory vote in determining how to proceed following such vote. The affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, on an advisory basis, of the compensation of our Named Executive Officers (“NEOs”).
A shareholder of record having the right to vote at the Annual Meeting may vote either in person or by proxy. A shareholder of record having the right to vote at the Annual Meeting may vote by proxy over the Internet by following the instructions provided in the Notice of the Meeting, or if the shareholder requests printed copies of the proxy materials by mail, the shareholder may also vote by mail or by telephone.
A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting by filing with the Corporate Secretary of the Company an instrument in writing revoking the proxy, delivering a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. The shares represented by a proxy given and not so revoked will be voted and, where the shareholder specifies a choice with respect to any matter to be acted upon at the Annual Meeting, the shares will be voted in

El Paso Electric Company 2017 Proxy Statement

accordance with the specification so made in the proxy. If a proxy is properly executed and returned, but no choice is specified, the shares will be voted “FOR” each director nominee and “FOR” each of proposals two and three. With respect to any other matters that may properly come before the Annual Meeting, such shares will be voted in the discretion of the proxy holder.
The Board is not aware of any matter that will be presented at the Annual Meeting other than as set forth in the accompanying Notice and this Proxy Statement. If, however, any other matters are properly presented at the Annual Meeting, the proxy holder will have discretionary authority to vote the shares represented by properly executed proxies in accordance with the proxy holder’s discretion and judgment as to the best interests of the Company and its shareholders.
Abstentions are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are counted as a vote “AGAINST” when determining whether a proposal has been approved. Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present and are not counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when a beneficial owner who holds shares of Common Stock through a broker does not provide the broker with voting instructions as to any matter on which the broker is not permitted to exercise its discretion and vote without specific instruction.
The rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.
The NYSE rules provide that the election of directors in an uncontested election and the advisory vote on executive compensation are non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for these proposals cannot exercise their discretionary authority to vote your shares for these proposals. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 is a routine item under the NYSE rules.

El Paso Electric Company 2017 Proxy Statement

PROPOSAL 1
ELECTION OF CLASS II DIRECTORS
Article III, Section 2, of the Company’s Bylaws (the “Bylaws”) divides the Board into three classes, as equally as numerically possible, each of which is elected for a three-year term. The Board currently has eleven members with three to four members in each class. The Company would like to thank Mr. J. Robert Brown and Mr. Thomas V. Shockley, III for their valuable service and time on the Board. Messrs. Brown and Shockley will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy in the Company’s Corporate Governance Guidelines.
The shares represented by the accompanying proxy will be voted to elect the three nominees for Class II Directors as recommended by the Board, unless authority to do so is withheld. Each nominee has agreed to the nomination and has agreed to serve if elected. Should any nominee become unavailable for election, the proxies will be voted for the election of such other person as the Board may recommend in place of such nominee.

NOMINEES AND DIRECTORS
OF THE COMPANY
Included below is information about the nominees for election as directors and the existing directors who will continue in office after the Annual Meeting. The Board has concluded that the skills, qualifications and experience of each of the director nominees and continuing directors supports such nominee or director’s continued membership on the Company’s Board.

NOMINEES FOR CLASS II DIRECTORS (NEW TERM TO EXPIRE IN 2020)
Catherine A. Allen

Founder, Chairman and Chief Executive Officer,
The Santa Fe Group
Age: 70
Designation: Independent
Committees: Security (Chair), Energy Resources and Environmental, Executive, Public Policy and Corporate Reputation, and Nominating and Corporate Governance

Ms. Allen, has, since 1996, been the Founder, Chairman and Chief Executive Officer of The Santa Fe Group, a strategic consulting company providing services to financial institutions and related infrastructure companies in the areas of vendor risk management, cybersecurity and emerging technologies. Previously, Ms. Allen was a Vice President of Business Development and Alliances of Citicorp, where her responsibilities included developing and managing strategic alliances with technology and telecommunications companies for technology-based products and services. She sits on the boards of directors of a number of non-profit corporations, including the University of Missouri Research and Development Committee, International Folk Art Alliance,
Appleseed New Mexico, which she chairs, Communities in Schools, Lensic Performing Arts Center, Museum of New Mexico Foundation, Women Corporate Directors, and the National Foundation for Credit Counseling. She is co-chair of the University of Missouri Capital Campaign Committee and she received an Honorary Doctorate of Humane Letters from the University of Missouri in 2005. She has received two Lifetime Awards for her service to the financial and technology sectors from U.S. Banker and the Executive Womens’ Forum. She was formerly CEO of BITS, a financial services consortium and non-profit industry association from 1997 to 2007. Prior to BITS, she was a senior executive for Dun and Bradstreet, Citicorp, and CBS, focusing on development of technology based products, services and strategies. She is the author of four books. She previously served on the board of directors of Stewart Title Guaranty Company and currently serves on the boards of directors of Synovus Financial Corporation and Analytics Pros.
The Board determined that Ms. Allen should be nominated for election as a director due to her extensive knowledge of the regulated financial, governmental affairs and compliance, strategic planning, non-profit, corporate governance, and technology strategy industries. The Board also values her civic leadership and involvement in the New Mexico business community.

El Paso Electric Company 2017 Proxy Statement

Edward Escudero

President and Chief Executive Officer, High Desert Capital LLC
Vice Chairman of the Board since 2015
Age: 46
Designation: Independent
Committees: Audit (Chair), Executive, Nominating and Corporate Governance, and Public Policy and Corporate Reputation

Mr. Escudero is President and Chief Executive Officer of High Desert Capital LLC, a finance company specializing in providing various types of capital alternatives to small-to-mid-size companies, a role he has held since 2008. Previously, Mr. Escudero was Executive Vice President and Chief Financial Officer of C&R Distributing, a major distributor of fuel and lubricants and the owner of various convenience stores in West Texas and Southern New Mexico. He also served as Secretary and Chief Financial Officer of Petro Stopping Centers, LP, where he held vital roles of managing various departments including accounting, legal, human resources, audit, financial planning and information systems. He serves on a number of community boards, including the Medical Center of the Americas Foundation, El Paso Community Foundation Investment Committee, WestStar Bank, El Paso Hispanic Chamber of Commerce, Texas Guaranteed Student Loan Corporation, and Hospitals of Providence Governing Board. Formerly, Mr. Escudero served as chairman of the El Paso Water Utility Public Service Board, as a board member of Capital Bank of El Paso and as co-chair of the University of Texas at El Paso Centennial Commission.
The Board determined that Mr. Escudero should be nominated for election as a director due to his extensive knowledge of corporate finance and accounting, as well as his experience in the consumer retail and marketing, utility operations and financial controls and auditing industries. The Board also values his civic leadership and involvement in the El Paso business community.
Eric B. Siegel

Retired Limited Partner of Apollo Advisors, LP
Senior Consultant to and Special Advisor to the Chairman of the Milwaukee Brewers Baseball Club
Age: 59
Designation: Independent
Committees: Executive (Chair), Nominating and Corporate Governance (Chair), Audit, Compensation and Security

Mr. Siegel is a retired Limited Partner of Apollo Advisors, LP (“Apollo”) and has been an independent business consultant since 1995. Since 2004, Mr. Siegel has served as a senior consultant to and special advisor to the Chairman of the Milwaukee Brewers Baseball Club. He previously served as a Principal and was a Limited Partner of Apollo (a predecessor to Apollo Global Management) and Lion Advisors, LP. Prior to joining Apollo, Mr. Siegel was a Partner of Irell & Manella LLP, where he practiced corporate law. He serves as the lead independent director and member of the nominating and governance committee of Ares Capital Corporation, where he has been a board member and a member of the audit committee since 2004. Mr. Siegel has previously served as a director of a number of public and private companies, including Kerzner International Limited (“Kerzner”) where he was a director and chairman of its audit and compensation committees for almost two decades, until his retirement from the Kerzner board in 2014.
The Board determined that Mr. Siegel should be nominated for election as a director due to his extensive knowledge of the Company and its operations gained in his years of service on the Company’s Board. The Board also values his corporate law experience gained as a partner in a prestigious law firm, as well as his experience in the financial sector at Apollo Advisors, LP, and his extensive experience serving on public boards.

CLASS III DIRECTORS (TERM EXPIRING IN 2018)
James W. Harris
Managing Partner, OP Food Products, LLC Age: 70 Designation: Independent Committees: Compensation and Nominating and Corporate Governance
Mr. Harris has served as the Managing Partner of OP Food Products, LLC since 2013 and previously served as Managing Partner of Harris Financial Advisors, LLC until 2014. From 1993 until 2013, Mr. Harris served as Founder and President of Seneca Financial Group, Inc. Previously, Mr. Harris served as a Managing Director at Lehman Brothers and head of the Financial Restructuring Group at Lehman Brothers. Before joining Lehman Brothers, he spent ten years at Citibank, N.A. where he worked in the Institutional Recovery Group and managed lending activities in the international and domestic banking groups. From 2001 to 2003, he was an Adjunct Professor at Columbia University’s Graduate School of Business in New York. From 2006 to 2012, Mr. Harris was an Adjunct Professor at the Kenan-Flagler School of Business Administration at the University of North Carolina in Chapel Hill where he taught a course on Managing Business Turnarounds. He previously served as a director of Peregrine Systems, Inc. and was a member of its audit committee.

El Paso Electric Company 2017 Proxy Statement

NOMINEES AND DIRECTORS OF THE COMPANY
Woodley L. Hunt
Executive Chairman, Hunt Companies, Inc. Age: 71 Designation: Independent Committees: Compensation, Nominating and Corporate Governance and Public Policy and Corporate Reputation
Mr. Hunt is Executive Chairman of the Board of Directors of Hunt Companies, Inc. and its affiliated companies (“Hunt Companies”). Founded in 1947, Hunt Companies, Inc. (“Hunt”) is today a holding company that invests and operates in businesses focused in the real estate and infrastructure markets. The activities of Hunt’s affiliates and investees include investment management, mortgage banking, direct lending, loan servicing, asset management, property management, development, construction, consulting and advisory. The platforms employ more than 6,000 people.
In addition to his duties with Hunt, Mr. Hunt is a member of the board of directors for Complete College America; foundation trustee of the College for all Texans Foundation; member of the board of visitors of the University of Texas MD Anderson Cancer Center-Houston; chairman of the Borderplex Alliance in El Paso; previously served as chairman of the Texas Business Leadership Council, where he now serves on the executive committee; co-chair and PAC chair for Texas Aspires (formerly Texas Institute for Education Reform and Texans for Education Reform); a member of the board of directors for WestStar Bank; and is a member of the executive council of No Labels.
Mr. Hunt was previously chairman of the Texas Higher Education Strategic Planning Committee, which was charged with developing the Higher Education Plan for the State of Texas for 2015 to 2030; vice chairman of the University of Texas System Board of Regents; served seven years, three as chairman, on the board of directors of the University of Texas Investment Management Company; was founding chairman and a board member of the Medical Centers of the Americas Foundation in El Paso; was chairman of the Texas Select Commission on Higher Education and Global Competitiveness; a member of the Western Governors University; Texas Advisory Board; Commission for College Ready Texas and the Texas Tax Reform Commission; National Board of the Fund for the Improvement of Postsecondary Education; Texas Advisory Committee on Higher Education Cost Efficiencies; Task Force on Higher Education Incentive Funding; Council for Continuous Improvement and Innovation in Texas Higher Education; Paso del Norte Foundation; and was the chairman of the Paso del Norte Health Foundation. He was a member of the board of directors, including service as the chairman of the finance committee of PNM Resources in Albuquerque, New Mexico from September 2005 to May 2009; and has served on numerous other civic, non-profit, and professional boards.
Mr. Hunt has received the Mirabeau B. Lamar medal, which is awarded to individuals that have made extraordinary contributions to higher education in the State of Texas. Mr. Hunt has also received the Distinguished Alumnus Award from the University of Texas at Austin, been inducted into the Texas Business Hall of Fame, McCombs School of Business Hall of Fame, and the El Paso Business Hall of Fame. Mr. Hunt also serves as chairman of the Hunt Family Foundation, a private family foundation he and his wife Gayle, established in 1987.
Stephen N. Wertheimer

Managing Director and Founding Partner, W Capital Partners
Age: 66
Designation: Independent
Committees: Energy Resources and Environmental (Chair), Audit, Executive, Nominating and Corporate Governance, and Security

Mr. Wertheimer has been a Managing Director and Founding Partner of W Capital Partners since 2001. He has over 30 years of experience in investment banking and principal investments. Prior to founding W Capital Partners, Mr. Wertheimer served as Managing Director of CRT Capital Group, LLC. He was a Founder and Managing member of Water Capital Management from 1991 to 1997. From 1988 to 1991, he served as a Managing Director and the Group Head of Investment Banking-Asia of PaineWebber Incorporated. Prior to 1988, Mr. Wertheimer was a Managing Director at First Chicago Corporation, where he specialized in tax-structured domestic and international principal investments and was a Vice President with Bank of America’s tax financing group making equity investments for the parent corporation. Mr. Wertheimer has extensive board experience having served on the boards of over forty companies, both public and private. Mr. Wertheimer is a member of the International Council of Advisors of the National Geographic Society. He is also a member of the board and audit and compensation committees of private companies Ravn Air Group, Inc. and World Kitchen, Inc. Mr. Wertheimer also serves as a board advisor at Inspirato, LLC.
Charles A. Yamarone

Chief Corporate Governance and Compliance Officer, Houlihan Lokey
Chairman of the Board since 2015
Age: 58
Designation: Independent
Committees: Compensation (Chair), Audit, Energy Resources and Environmental, and Executive Ex-Officio Member of Nominating and Corporate Governance, Public Policy and Corporate Reputation, and Security

Mr. Yamarone has been Chief Corporate Governance and Compliance Officer of Houlihan Lokey (“Houlihan”) since January 1, 2016. From January 2014 through December 2015, he was a Managing Director of Houlihan where he has been a Senior Investment Banker since November 2009. He currently advises senior management on all aspects of Houlihan’s corporate governance and compliance matters arising as a result of Houlihan’s initial public offering and

El Paso Electric Company 2017 Proxy Statement

subsequent status as an NYSE-listed public company. Between 1991 and 2009, he was a Senior Officer of Libra Securities (“Libra”), an institutional broker dealer, and was involved in all areas of Libra’s business including capital markets, corporate finance, sales and trading, research, legal, compliance and operations. In June 2016, Mr. Yamarone retired as a director of United Continental Holdings, Inc. (United Airlines), having served as the chairman of the compensation committee from October 2010 until June 2014, and as a member of the audit, and compensation committees. He had previously served on the Continental Airlines board of directors since 1995, where he was chairman of the human resources committee and a member of the corporate governance and social responsibility committee. He previously served as a director of four other public companies: Bally’s Grand, Inc., LIVE Entertainment, Merry-Go-Round Enterprises, Inc. and Vagabond Inns, Inc. As an ex-officio member of the Nominating and Corporate Governance, Public Policy and Corporate Reputation and Security Committees, Mr. Yamarone has a standing invitation to attend these Board committee meetings, but he does not count for quorum purposes, vote on committee matters, or receive additional compensation for such service.

CLASS I DIRECTORS (TERM EXPIRING IN 2019)
James W. Cicconi

Retired Senior Executive Vice President for External and Legislative Affairs, AT&T Services, Inc.
Age: 64
Designation: Independent
Committees: Public Policy and Corporate Reputation (Chair), Audit, and Executive

Mr. Cicconi was Senior Executive Vice President of External and Legislative Affairs for AT&T Services, Inc. from November 2005 until his retirement in September 2016. Prior to that, Mr. Cicconi served as Executive Vice President for Law and Government Affairs and General Counsel of AT&T Corp. He served as a partner of Akin, Gump, Strauss, Hauer & Feld, LLP (“Akin Gump”) from 1991 to 1998. While practicing law at Akin Gump, Mr. Cicconi specialized in administrative and regulatory law, as well as federal legislation, representing a range of corporate clients. He was also involved in a number of significant transactions, including public sales, restructurings and acquisitions. Mr. Cicconi served as Deputy Chief of Staff to President George H. W. Bush and also served as the Senior Issues Advisor to President Bush’s 1988 and 1992 election campaigns. In 2016, he was appointed by the U.S. Secretary of Commerce to the U.S. Department of Commerce’s Digital Economy Board of Advisors.
Mary E. Kipp

Chief Executive Officer, El Paso Electric Company
Age: 49
Designation: Not Independent
Committees: Ex-Officio Member of Energy Resources and Environmental, Executive, Public Policy and Corporate Reputation and Security

Ms. Kipp has been Chief Executive Officer (“CEO”) of the Company since December 2015. Prior to that, Ms. Kipp served as President of the Company from September 2014. Prior to being named President, Ms. Kipp served as Senior Vice President, General Counsel and Chief Compliance Officer of the Company. Since December 2007, Ms. Kipp has held various positions and has overseen many divisions of the Company, including regulatory and rates, human resources, external affairs, public relations and environmental, health and safety.
Before rejoining the Company in 2007, Ms. Kipp spent four years as a senior enforcement attorney in the Federal Energy Regulatory Commission’s Office of Enforcement in Washington, D.C., where she investigated and prosecuted violations of federal energy laws. Before entering government service, Ms. Kipp was an attorney at Greenberg Traurig LLP, the Company and El Paso Natural Gas Company.
In addition to her duties with El Paso Electric, Ms. Kipp is a board member of the Sun Bowl Association, the Federal Reserve Bank in Dallas – El Paso Branch, WestStar Bank, The Greater El Paso Chamber of Commerce, Council of Regional Economic Expansion and Educational Development, Association of Women in Energy and Shared Assessments. She also serves as Vice Chair of the Borderplex Alliance. She is a member of the Texas Business Leadership Council and WomenCorporateDirectors.

El Paso Electric Company 2017 Proxy Statement

NOMINEES AND DIRECTORS OF THE COMPANY
Qualifications of Directors
The Board, acting through the Nominating and Corporate Governance Committee, is responsible for recommending to the shareholders a group of nominees that, taken together, have the experience, qualifications, attributes and skills to function effectively as a board. Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to periodically review the composition of the Board in light of the current challenges and needs of the Company and determine whether to add or remove individuals “after considering issues of judgment, diversity, skills, background and experience.”
In addition to the characteristics common to all of our directors, which include integrity, a strong professional reputation and record of achievement in senior executive capacities, the Nominating and Corporate Governance Committee has included on the Board persons with diverse backgrounds and skills reflecting the needs of the Company. In presenting this year’s nominees, the Nominating and Corporate Governance Committee also considered the invaluable experience they have gained in dealing with the Company’s unique challenges over many years, their ability to work as a collegial group during intense and stressful periods in the past and their willingness to dedicate the time necessary to perform their roles despite other commitments.
The Nominating and Corporate Governance Committee considers the following additional factors as important qualifications and skills of each member of the Board:
—
Experience in a broad range of occupations and

industries, which provides differing viewpoints and expertise relating to execution of the Company’s business plan. These include consumer retail and marketing (Messrs. Escudero and Wertheimer), telecommunications (Mr. Cicconi), regulated financial (Messrs. Escudero, Harris, Hunt, Siegel, Wertheimer and Yamarone and Mdmes. Allen and Kipp), regulated utility (Ms. Kipp, Messrs. Escudero and Harris), technology strategy (Ms. Allen, Messrs. Cicconi and Wertheimer), real estate (Messrs. Harris and Hunt), legal (Messrs. Cicconi, Siegel, Yamarone and Ms. Kipp) and corporate finance and accounting (Messrs. Escudero, Harris, Hunt, Siegel, Wertheimer and Yamarone); environmental/alternative energy/solar (Ms. Kipp and Mr. Wertheimer); financial controls and auditing (Messrs. Escudero, Harris and Yamarone); and
—
Geographic presence in and knowledge of the communities and constituencies served by the Company in Texas (Messrs. Escudero and Hunt and Ms. Kipp) and New Mexico (Mdmes. Allen and Kipp); and

—
Experience in areas applicable to service on the Board’s Committees, including governmental affairs and compliance (Messrs. Cicconi, and Hunt and Mdmes. Allen and Kipp), utility operations (Mr. Escudero and Ms. Kipp), corporate governance (Mdmes. Allen and Kipp and Messrs. Harris, Siegel, Wertheimer and Yamarone) and strategic planning (Mdmes. Allen and Kipp and Messrs. Harris, Siegel and Wertheimer).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
MS. ALLEN AND MESSRS. ESCUDERO AND SIEGEL AS CLASS II DIRECTORS.

El Paso Electric Company 2017 Proxy Statement

BOARD NOMINEES AND CONTINUING DIRECTORS
The following table provides summary information about each director nominee and continuing director.
Name	Age	Director Since	Principal Occupation	Independent	AC	CC	EC	EREC	NCG	PPCR	SC	Qualifications & Skills
NOMINEES FOR CLASS II DIRECTORS (TERM EXPIRING IN 2020)
Catherine A. Allen	70	2009	Founder, Chairman and CEO, The Santa Fe Group	✓								• regulated financial • governmental affairs and compliance • strategic planning • corporate governance • knowledge of New Mexico communities • technology strategy
Edward Escudero	46	2012	President and CEO, High Desert Capital LLC Vice Chairman of the Board, El Paso Electric Company	✓								• corporate finance and accounting • regulated financial • knowledge of Texas communities • consumer retail and marketing • regulated utility • utility operations • financial controls and auditing
Eric B. Siegel	59	1996	Retired Limited Partner, Apollo Advisors, LP and Senior Consultant to and Special Advisor to the Chairman of the Milwaukee Brewers Baseball Club	✓								• corporate finance and accounting • regulated financial • legal • corporate governance • strategic planning
CLASS III DIRECTORS (TERM EXPIRING IN 2018)
James W. Harris	70	1996	Managing Partner of OP Food Products, LLC	✓								• corporate finance and accounting • regulated financial • corporate governance • strategic planning • real estate • financial controls and auditing • energy finance and regulation
Woodley L. Hunt	71	2012	Executive Chairman, Hunt Companies, Inc.	✓								• corporate finance and accounting • knowledge of Texas communities • governmental affairs and compliance • real estate • regulated financial
Stephen N. Wertheimer	66	1996	Managing Director and Founding Partner, W Capital Partners	✓								• corporate finance and accounting • regulated financial • environmental/alternative energy/solar • corporate governance • consumer retail and marketing • strategic planning • technology strategy
Charles A. Yamarone	58	1996	Chief Corporate Governance and Compliance Officer, Houlihan Lokey Chairman of the Board, El Paso Electric Company	✓								• corporate finance and accounting • regulated financial • legal • corporate governance • financial controls and auditing
CLASS I DIRECTORS (TERM EXPIRING IN 2019)
James W. Cicconi	64	1997	Retired Senior Executive Vice President of External and Legislative Affairs, AT&T Services, Inc.	✓								• governmental affairs and compliance • legal • telecommunications • technology strategy
Mary E. Kipp	49	2015	Chief Executive Officer, El Paso Electric Company									• regulated financial • knowledge of Texas communities • governmental affairs and compliance • legal • regulated utility • utility operations • environmental/alternative energy/solar • corporate governance • knowledge of New Mexico • strategic planning
MEETINGS IN 2016					12	6	6	4	8	6	6
Chairperson	AC	Audit Committee	NCG	Nominating and Corporate Governance Committee
Member	CC	Compensation Committee	PPCR	Public Policy and Corporate Reputation Committee
Financial Expert	EC	Executive Committee	SC	Security Committee
	EREC	Energy Resources and Environmental Committee

El Paso Electric Company 2017 Proxy Statement

CORPORATE GOVERNANCE
Board Structure
Although not required by the Company’s Bylaws, since 1996, the offices of Chairman and CEO of the Company have been held by different individuals. The Chairman of our Board, Mr. Yamarone, is an independent director. Our CEO, Ms. Kipp, is the only member of management on the Board. We believe that this leadership structure enhances the accountability of the CEO to the Board and strengthens the Board’s independence from management.

Corporate Governance Guidelines and Trading Policy
The Board has adopted the Corporate Governance Guidelines (the “Guidelines”) that, along with the charters of the Board Committees, provide the framework for the governance of the Company. The Board’s Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually and recommending any proposed changes to the Board for approval. The Guidelines are available on the Company’s website at www.epelectric.com. Our website and its contents are not incorporated into or considered a part of this Proxy Statement.
To align the interests of our Board and shareholders, the Board believes that directors should hold meaningful equity ownership positions in the Company. Each non-employee director is expected to be a beneficial owner of shares of the Company’s Common Stock or common stock equivalents with a market value equivalent to at least three years’ annual cash retainer fees by the end of his or her second year of service on the Board. Each non-employee director with two years or more of service on the Board met this stock ownership guideline as of December 31, 2016. The guidelines for our executive officers are described in the Compensation Discussion and Analysis (“CD&A”).
In addition, we prohibit our executive officers and directors from engaging in hedging activities related to shares of Common Stock such as trading options (for example, puts, calls, options and other derivatives) and also prohibit them from holding shares of Common Stock in margin accounts.

Standards of Board Independence
The Guidelines, among other things, set forth categorical standards to assist the Board in making determinations of director independence in accordance with the rules of the NYSE. The Board makes a determination regarding the independence of each director annually based on all relevant facts and circumstances. Although any director who meets the following criteria and the independence criteria of the NYSE is presumed to be independent (except for purposes of serving as a member of the Audit Committee, which requires that the director meet additional requirements), the Board may make an affirmative determination to the contrary based on its review of other factors. Under the Guidelines, the following persons will not be considered to be independent:
(i)
A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any corporation, partnership or other business entity that during the most recently completed fiscal year made payments to the Company or received payments from the Company for goods and services if such payments were more than the greater of 2% of such other entity’s gross consolidated revenues for such fiscal year or $1 million.

(ii)
A director who serves as an executive officer or employee of, or beneficially owns more than a 10% equity interest in, any bank, corporation, partnership or other business entity to which the Company was indebted at the end of its most recently completed fiscal year in an amount more than the greater of 2% of such other entity’s total consolidated assets at the end of such fiscal year or $1 million.

(iii)
A director who is a member or employee of a law firm that has provided services to the Company during the most recently completed fiscal year if the total billings for such services were more than the greater of 2% of the law firm’s gross revenues for such fiscal year or $1 million.

(iv)
A director who is a partner, executive officer or employee of any investment banking firm that has performed services for the Company (other than as a participating underwriter in a syndicate) during the most recently completed fiscal year if the total compensation received for such services was more than the greater of 2% of the investment banking firm’s consolidated gross revenues for such fiscal year or $1 million.

After a review of all relevant factors and applying these categorical standards and the independence criteria of the NYSE, the Board has determined that:
—
Mr. Brown (who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy), Messrs. Cicconi, Escudero, Harris, Hunt, Siegel, Wertheimer and Yamarone and Ms. Allen are independent; and

—
Ms. Kipp, who is serving as the Company’s CEO, is not independent.

—
Mr. Shockley (who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy), who is the Company’s former CEO, is not independent.

El Paso Electric Company 2017 Proxy Statement

In determining the independence of Mr. Cicconi, the Board took into account various bilateral payments, which are not material in amount, between the Company and AT&T (for which Mr. Cicconi served as an executive officer until his retirement in September 2016) relating to utility services and property.
In determining the independence of Mr. Hunt, the Board took into account various bilateral payments, which are not material in amount, between the Company and Hunt Companies, Inc. (for which Mr. Hunt serves as an executive officer) relating to utility services extended to new real estate developments.
All members of the Audit Committee are required to meet the independence requirements set forth in Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended
(the “Exchange Act”). The Board has determined that each member of the Audit Committee meets such independence requirements.
In addition, all members of the Compensation Committee are required to meet the independence requirements set forth in Rules 303A.02(a)(ii) and 303A.05 of the NYSE Manual and Rule 10C-1(b)(1) under the Exchange Act. The Board has determined that each member of the Compensation Committee meets such independence requirements.
Within the last three years, the Company has not made any charitable contributions to any charitable organization for which a director of the Company serves as an executive officer in excess of the greater of  $1 million or 2% of the charitable organization’s consolidated gross revenues.

Majority Voting Policy
Our Board adopted a Majority Voting Policy (the “Policy”) that is included in our Corporate Governance Guidelines. The Policy requires that director nominees receive a majority of the votes cast (that is, each nominee must receive more “for” votes than “withhold” votes) in an uncontested election. If an incumbent director in an uncontested election does not receive a majority of the votes cast, he or she must tender a resignation promptly following certification of the shareholder vote. Our Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the Board. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days following certification of the shareholder vote. The Nominating and
Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or information that it considers appropriate and relevant.
Any director who tenders his or her resignation pursuant to the Policy will not participate in the consideration of such resignation by either the Nominating and Corporate Governance Committee or the Board. If an incumbent director’s resignation is not accepted, he or she will continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or until his or her earlier resignation or removal. Pursuant to the Policy, the Board will only nominate individuals for a position as a director that agree to comply with the Policy.

The Board’s Role in Risk Oversight
The Board is actively involved in the oversight of risks that could impact the Company. It is the responsibility of senior management to identify, assess and manage our exposure to risks inherent in the operation of the Company and the implementation of our strategic plan. The Board, however, plays an important role in overseeing management’s performance of these functions. In connection with its review of the operations of the Company’s business, the Board addresses the primary risks associated with various business decisions and operations. In addition, the Board reviews the risks associated with the Company’s strategic plan periodically throughout the year as part of its consideration of the strategic direction of the Company.
The Company has an enterprise risk management program that was established in 2010. The Company’s Senior Vice President, Corporate Services and Chief Compliance Officer, who reports directly to the CEO and has independent reporting access to the Board, is responsible for identifying, evaluating and enabling the development, implementation and monitoring of risk mitigation strategies.
Each of the Board’s Committees also oversees the management of Company risks that fall within such Committee’s areas of responsibility:
—
Pursuant to its charter, the Audit Committee oversees the operation of the enterprise risk management program, and the Senior Vice President, Corporate Services and Chief Compliance Officer and his team make periodic reports to the Audit Committee about the identified risks and the management controls and methodologies in place to manage those risks. In connection with its risk management role, the Audit Committee periodically meets privately with representatives from the Company’s internal auditors and its independent registered public accounting firm. The Audit Committee provides reports to the Board that include these activities.

—
As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it approves, on the

El Paso Electric Company 2017 Proxy Statement

CORPORATE GOVERNANCE
Company’s risk profile. In addition, the Compensation Committee reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Compensation Committee has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
—
The Nominating and Corporate Governance Committee assists the Board in overseeing risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

—
The Energy Resources and Environmental Committee assists the Board in overseeing risks associated with the Company’s electric generating fleet, including plants for which it is an owner and operator and those plants operated by others in which it owns an interest or on which it relies; reviewing and assessing the operations and needs of the Company’s transmission system; issues facing the Company from legislative and regulatory initiatives regarding climate change, emissions, renewables and alternative energy, and environmental issues, including compliance with applicable environmental laws and regulations.
—
The Public Policy and Corporate Reputation Committee assists the Board in overseeing risks relating to the Company’s legislative and regulatory affairs including, but not limited to, those relating to local government and the Company’s state and federal regulators; communication and public relations activities related to the Company’s brand and reputation; matters relating to corporate and social responsibility; and contributions by the employee political action committee as well as corporate activities related to civic and charitable affairs in accordance with applicable regulations.

—
The Security Committee assists the Board in understanding and oversight of the systems policies, controls and procedures that management has put in place to identify, manage and mitigate risks related to cybersecurity and physical security; respond to incidents with respect thereto; and protect critical infrastructure assets. The Committee also assists the Board in assessing the adequacy of resources, funding, and focus within the Company with respect to cybersecurity and physical security.

In performing these functions, each Committee has full access to management, as well as the ability to engage advisors.

Business Conduct Policies
The Board has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, including the CEO, the Senior Vice President and Chief Financial Officer, and the Vice President and Controller. A current copy of the Code of Ethics may be found on the Company’s website at www.epelectric.com. Any amendments to, or waivers from, any provision of the Code of Ethics applicable to the CEO, the Senior Vice President and Chief Financial Officer, the Vice President and Controller or persons performing similar functions will be disclosed by posting such information on the Company’s website at www.epelectric.com within five business days.
Current copies of the charters of the Audit, Compensation, Energy Resources and Environmental, Executive, Nominating and Corporate Governance, Public Policy and Corporate
Reputation, and Security Committees (the “Committee Charters”) may also be found on the Company’s website at www.epelectric.com.
Printed copies of the Guidelines, the Committee Charters and the Code of Ethics are available to any shareholder upon request. Requests for printed copies should be addressed to El Paso Electric Company, 100 N. Stanton Street, El Paso, Texas 79901, Attention: Office of the Secretary.
Shareholders and interested parties may correspond directly with non-management directors by writing to Eric B. Siegel, Chairman, Nominating and Corporate Governance Committee, P.O. Box 982, El Paso, Texas 79960.

El Paso Electric Company 2017 Proxy Statement

DIRECTORS’ MEETINGS,
COMPENSATION AND COMMITTEES
Meetings
The Board held seven meetings in 2016 and held executive sessions at six of these meetings. The Chairman of the Board presides at the executive sessions. All directors attended at least 75% of the total number of meetings of the Board and the Committees on which they served.
The Company encourages, but does not require, director attendance at Annual Meetings of Shareholders. All members of the Board except Mr. Harris and Mr. Siegel attended the 2016 Annual Meeting of Shareholders.

2016 Director Compensation
During 2016, compensation for non-employee directors consisted of the following:
(1)
Each non-employee director received an annual retainer of  $40,000.

(2)
The Chairman of the Audit Committee received an additional annual fee of  $10,000, and the chairman of each of the other Committees of the Board received an additional annual fee of  $5,000. When a Committee Chairman is appointed mid-year, the fee is pro-rated based on his/her days of service.

(3)
Each non-employee director who is a member of a Committee or who is invited to attend by the Committee Chairman, received a meeting fee of  $1,000 per meeting for each Board and Committee meeting (other than Audit Committee meetings) attended.

(4)
Each Audit Committee member or Board member invited to attend by the Audit Committee Chairman received a meeting fee of  $1,500 per meeting for each Audit Committee meeting attended.

(5)
During 2016, the Chairman of the Board received an additional award of  $100,000 payable in cash or stock and the Vice Chairman of the Board received an additional award of  $50,000 payable in cash or stock.

(6)
Each non-employee director received an award of 3,500 shares of restricted stock. Restricted stock awarded to directors vests one year after the grant.

Directors are also reimbursed for travel expenses incurred in connection with their duties as directors. Non-employee directors are not eligible to participate in the executive incentive program, savings programs or any of the retirement programs for the Company’s employees. Other than as described in this section, there are no separate benefit plans for active directors.
The Company’s Restated Articles of Incorporation and Bylaws, as amended, provide for indemnification of the Company’s directors and executive officers up to the maximum extent provided by the Texas Business Organizations Code (the “TBOC”), and the Company maintains director and officer liability insurance. The Company has indemnification agreements with each of the Company’s directors and executive officers.

El Paso Electric Company 2017 Proxy Statement

DIRECTORS’ MEETINGS, COMPENSATION AND COMMITTEES
The table set forth below provides information regarding compensation paid to the non-employee directors of the Company. Ms. Kipp did not receive separate compensation for her Board service during 2016 as the Company’s CEO.
	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Name	(a)	(b)(c)	(d)
Allen, Catherine A.	$39,500	$193,593	$4,288	$237,381
Brown, John Robert	79,000	154,105	4,288	237,393
Cicconi, James W.	81,000	154,105	4,288	239,393
Escudero, Edward	86,975	220,152	4,288	311,415
Harris, James W.	66,000	154,105	4,288	224,393
Holland-Branch, Patricia Z.	12,034	11,986	1,033	25,053
Hunt, Woodley L.		218,106	4,288	222,394
Shockley, Thomas V., III	61,000	154,105	3,255	218,360
Siegel, Eric B.	102,000	154,105	4,288	260,393
Wertheimer, Stephen N.		249,088	4,288	253,376
Yamarone, Charles A.	186,500	154,105	4,288	344,893
(a)
This column reports the amount of cash compensation earned in 2016 for Board and Committee service, based on the compensation policy described above. Annually, directors can elect to receive retainers and meeting fees in cash, stock or a combination of cash and stock. Messrs. Hunt and Wertheimer elected to receive this compensation in stock in 2016. Mr. Escudero, Ms. Allen and Ms. Holland-Branch (who retired from the Board in May 2016) elected to receive this compensation in a combination of cash and stock. The remaining directors elected to receive their compensation in cash.

(b)
This column represents the aggregate grant date fair value of awards granted in 2016 computed in accordance with FASB ASC Topic 718. Fair value for restricted stock is calculated using the closing price of our Common Stock on the grant date. For additional information on valuation assumptions, see Note G-Common Stock of Notes to the Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Annual Report on Form 10-K”).

(c)
On May 26, 2016, each non-employee director received an award of 3,500 shares of restricted stock which vest one year after the grant. These restricted stock awards had a per share grant date fair value of  $44.03 and received cash dividends per share of  $0.93 and which are included in column (d). There were no other restricted stock awards held by the non-employee directors at fiscal year-end.

(d)
The Company paid quarterly dividends of  $0.295 per share on its Common Stock on March 31, 2016, and $0.31 per share on its Common Stock each quarter thereafter. Unvested shares of restricted stock qualify as participating securities, and individuals awarded these shares received their respective cash dividends.

Committees
The Board has the following standing Committees: Audit, Compensation, Nominating and Corporate Governance, Energy Resources and Environmental, Executive, Public Policy and Corporate Reputation, and Security.
Audit Committee
The Audit Committee, which held twelve meetings in 2016, is responsible for appointing the independent auditors of the Company, reviewing all recommendations of the Company’s independent auditors and the Company’s internal auditors, reviewing and approving non-audit services performed by accountants and other consultants retained by the Company, reviewing the Company’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and otherwise overseeing the Company’s financial reporting. The Audit Committee, in conjunction with senior management, also reviews the Company’s internal controls and disclosure controls and procedures. The roles and responsibilities of the Audit Committee are described in detail in a written charter adopted by the Board as amended and available on the Company’s website at www.epelectric.com.
During 2016, the Audit Committee was composed of Chairman Escudero and directors Brown, (who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy), Cicconi, Siegel, Wertheimer, and Yamarone. The Board has determined that each member of the Audit Committee meets the experience and independence requirements of the NYSE rules and Rule 10A-3(b)(1)(ii) of the Exchange Act. No member of the Audit Committee serves on the audit committee of more than three public companies. The Board has determined that Messrs. Escudero and Yamarone meet the criteria of Audit Committee financial experts under the SEC’s rules and are independent of management. Certain additional information concerning the composition and role of the Audit Committee is set forth under the caption “Audit Committee Report” below.
Compensation Committee
The Compensation Committee, which held six meetings in 2016, is responsible for evaluating and approving the compensation of executive officers and the Chairman of the Board. It also reviews and approves recommended Company-wide compensation changes for employees, as well as approves the adoption of collective bargaining agreements. The Compensation Committee is also responsible for evaluating, adopting and administering benefit plan programs. The roles and responsibilities of the Compensation Committee are described in detail in a written charter adopted by the Board as amended and available on the Company’s website at www.epelectric.com. Additional information concerning the Compensation Committee’s process and procedures for the consideration and

El Paso Electric Company 2017 Proxy Statement

determination of executive compensation (including its engagement of compensation consultant Frederic W. Cook & Company, Inc. (“FW Cook”) appears under the caption “Compensation Discussion and Analysis” below.
During 2016, the Compensation Committee was composed of Chairman Yamarone and directors Harris, Hunt, and Siegel. The Board has determined that each member of this Committee is independent under the rules of the NYSE and Rule 10C-1(b)(1) under the Exchange Act.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, which held eight meetings in 2016, is responsible for identifying qualified individuals to serve as members of the Board, recommending directors for appointment to Committees, evaluating Board performance, and overseeing and setting compensation for the members of the Board. The roles and responsibilities of the Nominating and Corporate Governance Committee are described in detail in a written charter adopted by the Board and available on the Company’s website at www.epelectric.com.
During 2016, the Nominating and Corporate Governance Committee was composed of Chairman Siegel and directors Allen, Escudero, Harris, Hunt (appointed in May 2016) and Wertheimer. The Board has determined that each member of this Committee is independent under the rules of the NYSE.
Energy Resources and Environmental Committee
The Energy Resources and Environmental Committee held four meetings in 2016. The Energy Resources and Environmental Committee is responsible for reviewing and assessing the operations of the Company’s electric generating fleet, including plants for which it is an owner and operator and those plants operated by others in which it owns an interest or on which it relies; overseeing the affairs and operations of the Company and needs of the Company’s transmission system; determining whether the Company has operated Company facilities in compliance with applicable environmental laws and regulations; and identifying existing and potential environmental issues facing the Company under federal, state and local law. The roles and responsibilities of the Energy Resources and Environmental Committee are described in detail in a written charter adopted by the Board as amended and available on the Company’s website at www.epelectric.com.
During 2016, the Energy Resources and Environmental Committee was composed of Chairman Wertheimer and directors Allen, Brown (who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy), Shockley (appointed in March 2016 and who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy), and Yamarone.
Executive Committee
The Executive Committee held six meetings in 2016. The Executive Committee consults with senior management on administrative matters and directs the strategic planning effort on behalf of the Board. The Executive Committee may exercise all powers of the Board (except as prohibited by the TBOC) between Board meetings. In addition, the Executive Committee’s responsibilities include analyzing and making recommendations to the Board regarding the maximization of shareholder value. The roles and responsibilities of the Executive Committee are described in detail in a written charter adopted by the Board and available on the Company’s website at www.epelectric.com.
During 2016, the Executive Committee was composed of Chairman Siegel, Allen (appointed in September 2016) Cicconi, Escudero, Harris (until September 2016), Wertheimer, and Yamarone.
Public Policy and Corporate Reputation Committee
The Public Policy and Corporate Reputation Committee, which held six meetings in 2016, is responsible for overseeing matters relating to the Company’s legislative and regulatory affairs including, but not limited to those relating to local government and the Company’s state and federal regulators; communication and public relations activities related to the Company’s brand and reputation; matters relating to corporate and social responsibility; and contributions by the employee political action committee as well as corporate activities related to civic and charitable affairs in accordance with applicable regulations. The roles and responsibilities of the Public Policy and Corporate Reputation Committee are described in detail in a written charter adopted by the Board as amended and available on the Company’s website at www.epelectric.com.
During 2016, the Public Policy and Corporate Reputation Committee was composed of Chairman Cicconi and directors Allen, Brown (who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy), Escudero, Hunt, and Shockley (appointed in March 2016 and who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy).
Security Committee
The Security Committee, which held six meetings in 2016, enhances the Board’s understanding and oversight of the systems policies, controls and procedures that management has put in place to identify, manage and mitigate risks related to cybersecurity and physical security; respond to incidents with respect thereto; and protect critical infrastructure assets. The Committee also assists in the Board’s assessment of the adequacy of resources, funding, and focus within the Company with respect to cybersecurity and physical security. The roles and responsibilities of the Security Committee are described in detail in a written charter adopted by the Board and available on the Company’s website at www.epelectric.com.
During 2016, the Security Committee was composed of Chairman Allen and directors Escudero, Holland-Branch (until her retirement in May 2016), Siegel, and Wertheimer.

El Paso Electric Company 2017 Proxy Statement

DIRECTORS’ MEETINGS, COMPENSATION AND COMMITTEES
Evaluation of Director Nominees
The Nominating and Corporate Governance Committee will consider nominees for the Board submitted in writing by a shareholder. A shareholder wishing to nominate one or more individuals to stand for election as a director at an annual or special meeting of the shareholders must provide written notice thereof not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Company more than 90 days prior to the meeting, such notice, to be timely, must be delivered not later than the close of business on the tenth day following the day on which the date of the meeting was publicly announced. A shareholder’s notice must set forth (i) the name and address of the shareholder making the nomination; (ii) such information regarding the nominee(s) proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board; (iii) a representation of the shareholder as to the number of shares of Common Stock that are beneficially owned by the shareholder and the shareholder’s intent to appear in person or by proxy at the meeting to propose such nomination; and (iv) the written consent of the nominee(s) to serve as a member of the Board if so elected. Any such shareholder notice should be submitted in writing to: El Paso Electric Company, Attention: Office of the Secretary, 100 N. Stanton Street, El Paso, Texas 79901.
In making its recommendations regarding nominees to serve on the Board, the Nominating and Corporate Governance Committee reviews an individual’s qualifications, and makes a determination as to the independence of the candidate based on the independence criteria described above. If the nominee is being evaluated for re-nomination to the Board, the Nominating and Corporate Governance Committee will assess the prior performance of such director as well. The Nominating and Corporate Governance Committee will also periodically review the composition of the Board in light of its current challenges and needs and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. Our Board does not have a formal written policy with regard to the consideration of diversity in identifying director nominees, but its practice has been to seek a combination of skills, experience, geographic and local knowledge, backgrounds and outlook that is in the best interest of the Company and its various constituencies. No director may serve on the boards of directors of more than three other public companies while serving on the Board.

El Paso Electric Company 2017 Proxy Statement

PROPOSAL 2
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. At the Annual Meeting, the Company will ask shareholders to ratify the Audit Committee’s selection. KPMG LLP, which served in the same capacity in 2015 and 2016, is expected to be represented at the Annual Meeting. Representatives of KPMG LLP will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions. If the shareholders do not ratify the Audit Committee’s selection, the Audit
Committee will take into consideration the shareholder’s vote in connection with the selection of the Company’s independent registered public accounting firm for the current fiscal year and for future fiscal years. Approval of the resolution, however, will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of KPMG LLP during the fiscal year ending December 31, 2017. Fees related to the services provided to the Company for the fiscal years ended December 31, 2016 and 2015 by KPMG LLP are set forth below.

Principal Accounting Firm Fees
	Year Ended December 31
	2016	2015
Integrated audit of financial statements and internal control over financial reporting(1)	$1,405,000	$1,318,000
Audit-related fees(2)	254,000	244,000
Tax fees	—	—
All other fees	—	—
Total fees	$1,659,000	$1,562,000
(1)
For 2016 and 2015, amounts include fees for services provided by the Company’s independent registered public accounting firm relating to the integrated audit of the Company’s financial statements (including the Sarbanes-Oxley Section 404 certification) and review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

(2)
Amounts include fees for audits of state and federal regulatory filings and audits of benefit plans in 2016 and 2015, and the comfort letter associated with the issuance of Senior Notes in 2016.

KPMG LLP determined that these services did not affect its independence under applicable auditing standards. The Audit Committee pre-approved the engagement of KPMG LLP to provide the audit and permissible non-audit services described above in accordance with the requirements of the
Sarbanes-Oxley Act of 2002 and determined that KPMG LLP’s provision of the services described above under “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” is compatible with KPMG LLP’s independence.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by the Company’s independent auditors pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more Audit Committee members, provided that such designees present any such pre-approvals to the full Audit Committee at the next Audit Committee meeting. The Audit Committee pre-approved the engagement of KPMG LLP to provide the audit and permissible non-audit services provided in 2016 in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and determined that KPMG LLP’s provision of the services provided in 2016 is compatible with KPMG LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

El Paso Electric Company 2017 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in reviewing the Company’s financial reporting process. In fulfilling its responsibilities in 2016, the Audit Committee, among other things, (i) reviewed and discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Chief Financial Officer (the “CFO”) and the Company’s independent registered public accounting firm prior to public release; (ii) reviewed and discussed the audited financial information contained in the Annual Report on Form 10-K with the Company’s management, including the CFO, and the Company’s independent registered public accounting firm prior to public release; (iii) obtained from the Company’s independent registered public accounting firm a formal written statement describing all relationships between the Company’s independent registered public accounting firm and the Company that might bear on the auditors’ independence consistent with Independence Standards Board, Standard No. 1, “Independence Discussions with Audit Committees”; (iv) discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; (v) discussed with management, the internal auditors and the Company’s independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing; and (vi) reviewed with both the Company’s independent registered public accounting firm and the Company’s internal auditors their audit plans, audit scope, and identification of audit risks.
In addition, the Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted accounting standards, including those described in Auditing Standard 1301, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the Company’s financial statements. The Audit Committee also reviewed the results of the internal audit examinations.
The Audit Committee reviewed with management and the Company’s independent registered public accounting firm the audited financial statements of the Company as of and for the fiscal year ended December 31, 2016. Management is responsible for the preparation of the Company’s financial statements and the Company’s independent registered public accounting firm is responsible for the examination of those statements.
Based on the above-mentioned review and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC. The Audit Committee appointed KPMG LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2017, and the Board concurred in such appointment.
THE AUDIT COMMITTEE
Edward Escudero, Chairman
John Robert Brown
James W. Cicconi
Eric B. Siegel
Stephen N. Wertheimer
Charles A. Yamarone

El Paso Electric Company 2017 Proxy Statement

PROPOSAL 3
ADVISORY VOTE TO APPROVE
THE COMPANY’S EXECUTIVE
COMPENSATION
In accordance with Section 14A of the Exchange Act and related rules of the SEC, we are once again providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers or NEOs (as hereinafter defined) as disclosed in this Proxy Statement.
Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement for a more detailed discussion of how our compensation programs further the Company’s objectives.
At this meeting, the shareholders will be asked to vote on the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narratives and other materials in the Company’s Proxy Statement.”
The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the CD&A and other related sections of this Proxy Statement, is reasonable and effective in aligning the interests of the executive officers with the interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our CD&A below, our compensation program has the following features:
—
Strong focus on performance-based pay consisting of annual incentives tied to key financial and operating measures and long-term incentives tied to shareholder return;

—
67% of the ongoing long-term incentive program is tied directly to relative shareholder return;

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Limited perquisites; and

—
No tax gross-ups in our change in control or severance programs nor in any other compensation or benefits plan.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. The Compensation Committee and our Board value the views of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.

The Board of Directors recommends THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS.

El Paso Electric Company 2017 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION
AND ANALYSIS (“CD&A”)
Executive Compensation Philosophy and Overview
Our executive compensation program is designed to:
—
Attract and retain highly qualified executives by providing a comprehensive and market-competitive compensation program;

—
Encourage superior levels of performance by linking a significant amount of executive pay to the financial results and operating performance of the Company; and

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Motivate our executive team to achieve the Company’s business strategy and ensure focus on long-term shareholder return.

To meet these objectives, our executive compensation program includes a market competitive base salary, an annual performance bonus payable in cash, and stock-based long-term incentive awards, along with retirement and other benefits. The levels of compensation are determined through a combination of market data, company performance and individual responsibility and performance.

Named Executive Officers
The Named Executive Officers (“NEOs”) whose compensation is discussed in this Compensation Discussion and Analysis (“CD&A”) and their respective positions with the Company are:
Mary E. Kipp	Chief Executive Officer
Nathan T. Hirschi	Senior Vice President and Chief Financial Officer
Steven T. Buraczyk	Senior Vice President, Operations
Rocky R. Miracle	Senior Vice President, Corporate Services and Chief Compliance Officer
John R. Boomer	Senior Vice President and General Counsel
2016 Executive Compensation Highlights
Highlights of our 2016 executive compensation program and those aspects of our business performance that particularly impacted executive compensation include the following:
—
In 2016, the Company achieved a number of significant milestones under our CEO, Mary Kipp, and the leadership team that was put in place in late 2015. The Company obtained final regulatory orders in both its Texas and New Mexico rate cases and sold its ownership interest in the Four Corners Generating Station (“Four Corners”). The outcome of the rate cases enabled us to begin to recover substantial capital investment in generation and infrastructure to meet growing demand and replace aging assets. The sale of our interest in Four Corners allows us to become a cleaner, coal-free utility, while reducing the Company’s financial obligations relating to potential environmental regulation in the future.

—
Also in 2016, the Company placed into commercial operation two generating units, which, combined with two similar units completed in 2015, added 354 megawatts of clean burning natural gas electric generation to our generation fleet. These new units provide enough energy to meet the needs of more than 160,000 homes in the Company’s growing service territory, which witnessed in the month of July multiple record-setting peaks in electric power demand.

—
These achievements demonstrate excellent progress toward our strategic objectives and, when combined with positive operating results in 2016, are an important factor in aligning the compensation of our executives with the interests of shareholders.

—
Our Executive Compensation philosophy is based on pay-for-performance and our Executive Compensation program relies on three primary components of compensation for all of our officers including our NEOs:

 –
Base salary;

 –
Short-term incentive compensation, currently awarded through an annual cash performance-based bonus plan with payouts in cash; and

 –
Long-term incentive equity compensation currently awarded in a combination of time-vested restricted stock awards and performance shares. This long-term compensation opportunity is strongly focused on relative share price performance with performance shares comprising a majority (67%) of the annual long-term award.

—
Our Annual Cash Bonus Plan (“ACBP”) measures performance against a variety of financial and operational

El Paso Electric Company 2017 Proxy Statement

metrics with a mix of 50% financial and 50% operational measures.
—
For our ACBP, the 2016 results against our Earnings Per Share (“EPS”), Customer Satisfaction and Compliance measures exceeded Target performance, and the results of our Reliability metric achieved the Maximum level of performance compared to the established goals of the ACBP. These results determined an overall above-Target cash bonus payout to our NEOs and demonstrate strong alignment with our philosophy of pay-for-performance.

—
Our performance-based long-term equity awards depend on relative Total Shareholder Return (“TSR”) performance versus a peer group of similarly sized electric and diversified utilities over a three-year period.

—
The three-year performance period for our 2014 performance-based equity awards ended on December 31, 2016. Our relative TSR versus our peer group ranked at the 31st percentile and accordingly, 32% of the performance shares granted in 2014 to our NEOs vested in accordance with the terms of the plan. This result further demonstrates alignment of our compensation program with our pay-for-performance philosophy and with shareholder interests.

Executive Compensation Process
The Compensation Committee reviews and approves all forms of compensation for each executive officer and regularly reviews the performance of the CEO.
The CEO reviews other executive officers’ performance and reports her evaluations to the Compensation Committee. The CEO also recommends and discusses with the Compensation Committee the equity and non-equity compensation elements for the other executive officers; however, the Compensation Committee approves the actual compensation awarded to each executive officer.
Since May 2012, the Compensation Committee has engaged Frederic W. Cook & Company, Inc. (“FW Cook”) as its independent outside executive compensation consulting firm. FW Cook’s services to the Compensation Committee during 2016 included:
—
An executive compensation study covering market competitive practices for base salary, short-term incentives, long-term incentives, benefits and perquisites for all executives of the Company, including the CEO, using an approved peer group and published surveys.

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A report on CEO compensation and recommendations with respect to the CEO’s compensation package.

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Regular updates on emerging trends and best practices at scheduled Compensation Committee meetings.

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A review and comment on proxy statement disclosures, including this CD&A, summary compensation tables, and shareholder proposals.

—
Ad hoc support on issues directly related to the Compensation Committee’s scope of duties and responsibilities such as attraction and retention issues and incentive plan design.

—
Comprehensive review of our executive compensation plans, programs and policies.

The FW Cook consultant regularly attended meetings of the Compensation Committee and, when requested, attended its executive sessions. In addition, members of the Compensation Committee held discussions with the FW Cook consultant between meetings as the need arose. Pursuant to the applicable SEC and NYSE rules, the Compensation Committee reviewed the independence of FW Cook and the FW Cook consultant and concluded that, there were no conflicts of interest or other factors that might impair the independence of FW Cook or the FW Cook consultant.
The Compensation Committee generally makes decisions regarding base salary, annual bonus targets and equity incentive awards for your executive officers at one or more regularly scheduled meetings during the first quarter of each year. The Compensation Committee continues to review compensation matters throughout the year and may modify or approve compensation at other times in response to hiring needs, market changes and other occurrences. The Compensation Committee’s decisions about equity awards are not “timed” or otherwise affected by the planned announcement of material information. At least annually, (and at other times when material decisions are being considered) the Compensation Committee reviews a summary of compensation (also called a “tally sheet”) with FW Cook for each executive officer showing all compensation, equity holdings and accrued retirement benefits. The tally sheets are designed to inform the Compensation Committee of the total compensation potentially payable to the executive officers, particularly in the event of a change in control and/or separation from the Company, but were not a material factor in making any particular compensation decision during 2016.
At our 2016 annual meeting of shareholders, we again held a non-binding shareholder advisory vote to approve the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. Additionally, shareholders voted on the frequency of the “say-on-pay” vote and recommended that the Company conduct this advisory “say-on-pay” vote on an annual basis. More than 98% of shareholder votes (excluding abstentions and broker non-votes) were cast in favor of the compensation of our NEOs. Although this was an advisory vote, we believe the approval by our shareholders shows support for our compensation philosophy and approach, and the Compensation Committee did not make any specific changes in response to this vote. Instead, the Compensation Committee retained its general approach to determining our executive compensation as described in this CD&A, while focusing on particular needs that arise during the year.

El Paso Electric Company 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
Compensation Benchmarking
In consultation with FW Cook, the Compensation Committee approved a peer group of companies (referred to in this discussion as the “Compensation Comparator Group”), which includes United States shareholder-owned electric and diversified utilities, and which is used for an annual benchmarking review of our compensation program. These companies are regional electric and diversified utilities with business issues, scale and organization characteristics similar to our own. The Compensation Committee reviews compensation information of the Compensation Comparator Group compiled from publicly available data and data from similarly sized utilities from the Towers Watson Energy Services Executive Compensation Database.
For compensation decisions made in 2016, the companies in the Compensation Comparator Group consisted of the following:

ALLETE, Inc.	MGE Energy, Inc.
Avista Corporation	NorthWestern Corporation
Black Hills Corporation	Otter Tail Corporation
Cleco Corporation	PNM Resources, Inc.
The Empire District Electric Company	Portland General Electric Company
Great Plains Energy, Inc.	Unitil Corporation
IDACORP, Inc.	Westar Energy, Inc.
ITC Holdings Corporation
Primary Components of Compensation
The primary components of our compensation program for the NEOs are:
—
Base salary;

—
Short-term incentive compensation, currently awarded through an annual cash performance-based bonus plan; and

—
Long-term incentive equity compensation, currently awarded in a combination of time-vested restricted stock awards and performance shares.

We do not target any element of compensation to be a particular percentage of total compensation.
Base Salary. Base salary levels for our executive officers are reviewed and set annually, or, as merited in connection with hiring, promotions or reassignments. The Compensation
Committee generally targets the 50th-percentile level of the Compensation Comparator Group, although the Compensation Committee also considers each executive officer’s responsibility level, experience and individual performance in setting base salaries. The Compensation Committee approved base salary increases effective January 2016, for the CEO and NEOs ranging from 0% to 7.7%.
The Compensation Committee approved a base salary increase for Ms. Kipp in December 2015 when she was promoted to CEO, and her base salary remained unchanged throughout 2016. The following table reflects changes in annual base salary during 2016 for the CEO and NEOs.

2016 Base Salary Changes for NEOs
	Annual Base Salary
Name and Principal Position	2015	2016	Percent Change
Mary E. Kipp* Chief Executive Officer	$625,000	$625,000	0.0%
Nathan T. Hirschi Senior Vice President and Chief Financial Officer	$325,000	$350,000	7.7%
Steven T. Buraczyk Senior Vice President, Operations	$305,000	$325,000	6.6%
Rocky R. Miracle Senior Vice President, Corporate Services and Chief Compliance Officer	$305,000	$315,000	3.3%
John R. Boomer* Senior Vice President and General Counsel	$300,000	$300,000	0.0%
*
Ms. Kipp and Mr. Boomer were promoted to their current positions effective December 15, 2015 and their base pay remained unchanged for all of 2016.

El Paso Electric Company 2017 Proxy Statement

Annual Cash Bonus Plan. The purpose of our ACBP is to provide market-based compensation opportunities based on achievement of specific business goals and objectives that are established in advance on an annual basis. All employees, including our NEOs, are eligible to participate in the ACBP.
Each executive officer is assigned a Target award opportunity expressed as a percentage of base salary. The Target for each of the NEOs for 2016 was as follows: (i) 80% for the CEO; (ii) 50% for the Senior Vice President and Chief Financial Officer; and (iii) 45% for the other NEOs. The Target award represents the level of bonus payment the executive officer may earn in the event that plan performance is achieved at Target (i.e. expected) levels of performance. Payments at the Target levels combined with base salary are further intended to approximate the 50th percentile of the total annual cash compensation opportunity among the Compensation Comparator Group. In addition, Maximum and Threshold award levels are established for each metric that adjust payouts for performance levels that exceed or fall below expected levels of performance. The CEO could earn 28% of her Target bonus opportunity (18% for the Senior Vice President and Chief Financial Officer and 20% for the other NEOs) if all metrics were achieved at Threshold performance, and could earn no more than 200% of the Target bonus opportunity (180% for the Senior Vice President and Chief Executive Officer and 178% for the other NEOs) at Maximum.
Annual Cash Bonus Plan Metrics. For our CEO and NEOs, as well as all employees, the goals under the ACBP for 2016 were based solely on the following corporate financial and operational performance measures:
—
Financial performance measured by Earnings Per Share; and

—
Operational performance, measured by a combination of customer satisfaction, system reliability, and compliance goals.

The Earnings Per Share (“EPS”) goal for 2016 was established based on a range between a Threshold of  $2.10 and a Maximum of  $2.50. All participants in the ACBP, including our NEOs would receive no bonus if the Threshold EPS goal was not achieved.
The Customer Satisfaction goal in the ACBP is based on two separate measures – the Customer Satisfaction Survey and Call Center Service Level. The measurement of the
Customer Satisfaction Survey goal is based on an annual customer survey designed and conducted by a third-party market research organization. Survey responses are provided by a combination of customer classes and are weighted as follows: (i) 50% for residential customers; (ii) 25% for small commercial customers; and (iii) 25% for large industrial customers and are designed to measure overall customer satisfaction and meeting our customers’ expectations.
The second customer satisfaction goal (Call Center Service Level) is designed to focus our customer call center employees on fast and efficient service for customers contacting our Call Center. The Call Center Service Level is a measure of the percentage of incoming calls answered within the first minute.
The Reliability goal in 2016 measured system-wide SAIDI (system average interruption duration index) with Target set at the prior five-year average. Our Reliability goal provides a broad measure of how quickly we are able to restore power to those customers who have lost electric service. For 2016, Threshold was set at the highest (worst) annual SAIDI performance over the last five years and Maximum was set at the lowest (best) annual SAIDI performance over the last five years.
The Compliance goal under operational performance is designed to ensure employees complete all required compliance-related trainings and activities during the year. For 2016, Target was based on the individual employee’s satisfactory completion of this training during the year.
The following table “2016 Annual Cash Bonus Plan” shows the individual metrics, their respective weighting and the performance goals at Target, Threshold and Maximum levels of performance. Except for the Compliance metric described above, results between the Threshold and Target, or between the Target and Maximum, are interpolated to calculate the achievement of the metric. The Compliance metric pays out at Target for full compliance or at Maximum for completion of additional defined activities. The table also shows the actual performance result for each metric and the resulting final payout percentage of Target opportunity earned by the NEOs. As noted above, the CEO has a wider and higher range of payout under this plan to better focus short-term compensation on performance. This resulted in a payout for the CEO at a higher percentage of Target than other NEOs.

El Paso Electric Company 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
2016 Annual Cash Bonus Plan
		Performance Goals			Performance Result
						Final Payout (as % of Target Bonus)
Metric	Weighting (%)	Threshold	Target	Maximum	Actual Result	CEO	Other NEOs (averaged)
Earnings Per Share	50	$2.10	$2.30	$2.50	$2.39	72.5	68.4
Customer Satisfaction
Customer Survey	10	74	78	82	79	12.5	12.1
Call Center Performance	10	70%	80%	90%	85%	15.0	14.1
Reliability (SAIDI in minutes)	20	46.8 min	43.7 min	39.9 min	39.6 min	40.0	36.1
Compliance	10	N/A	Fully Compliant	Defined Activity	Maximum	20.0	18.0
TOTAL	100					160.0	148.7
Bonuses are paid in late February or early March after the Compensation Committee reviews the audited financial results and operational performance for the previous year. As reported in our 2016 Annual Report on Form 10-K, and as shown in the above table, the Company had net income of  $2.39 per basic share, which includes an accrual for the cost of the bonus pool. The Company also met its Customer Satisfaction goals, Reliability goal, and Compliance goal, at the respective levels reflected in the above table. As a result, each NEO received a bonus, as set forth in the table below and also in the “Summary Compensation Table” later in this Proxy Statement. The total bonus paid to the Company’s approximately 1,100 employees for 2016 was approximately $12.5 million, of which approximately $2.9 million was paid to the NEOs and the 11 other executive officers as a group.
The following table shows the payout amounts of the 2016 ACBP compared with the payout opportunity at Target for each of the NEOs:

2016 Annual Cash Bonus Plan Payouts to NEOs
Name	Target Incentive Opportunity		Annual Cash Bonus Paid
	(% of Base Salary)	($)	($)	(% of Target)
Mary E. Kipp	80%	500,000	800,000	160.0%
Nathan T. Hirschi	50%	174,038	270,000	155.1%
Steven T. Buraczyk	45%	145,558	213,500	146.7%
Rocky R. Miracle	45%	141,404	207,000	146.4%
John R. Boomer	45%	135,000	198,000	146.7%
Other Cash Awards. In 2016, no other cash bonus was awarded to any NEO.
Long-Term Equity Incentives. Generally, we grant stock awards annually to our NEOs with a three-year performance cycle and payout. These awards are designed to focus executive officers on the relative performance of our Common Stock, and secondarily, as a retention tool based on deferred vesting. Since 2004, the Compensation Committee has granted annual long-term equity incentives consisting of two elements:
—
Performance shares, which are earned based on our relative TSR against a pre-established peer group over a three-year performance period; and

—
Time-vested restricted stock, which vests in one installment at the end of a three-year vesting period.

All of our NEOs received these awards in February 2016, in the amounts set forth in the “Grants of Plan-Based Awards” table (shown later in this Proxy Statement).
For our NEOs, the mix for each annual equity award was based on a weighting of 67% for performance shares and 33% for time-vested restricted stock. We have chosen to place more weight on the performance shares to emphasize long-term performance and shareholder returns, consistent with the Company’s compensation philosophy. We believe that the time-vested restricted stock awards are also an effective retention and incentive tool because their actual value is tied to the value of the Company’s Common Stock no earlier than the vesting date, and the vesting schedule require that participants be employed at the end of the three-year vesting period. The initial Target values (i.e., the initial value of the time-vested restricted stock plus performance shares at Target), when combined with annual cash compensation, are intended to approximate the 50th percentile of the annual total direct compensation value

El Paso Electric Company 2017 Proxy Statement

among the Compensation Comparator Group. Dividends on shares of Common Stock are paid quarterly on time-vested restricted stock but are not paid on unearned performance shares, until such time as they are earned and converted to shares of Common Stock.
The actual number of performance shares earned at the end of the three-year cycle can range from 0% to 200% of Target, depending on our ranking within the Compensation Comparator Group (including the Company) for TSR. As with the time-vested restricted stock, participants are required to be employed at the end of the three-year cycle to be eligible for any earned award. TSR is defined as the change in stock value, plus dividends paid, over the three-year performance period. To eliminate volatility from measuring stock price on a particular date, the beginning and ending stock price used to calculate TSR is the average closing price for the month of December. The performance share payout scale is as follows:

TSR Rank in Comparator Group	Performance Share Payout as Percent of Target
90th percentile or above	200%
75th to 90th percentiles	175%
Between 50th and 75th percentiles	Interpolate between 150% and 100%
50th percentile	100%
30th to 50th percentiles	Interpolate between 100% and 30%
Below 30th percentile	0%
For the 2014 to 2016 performance cycle, which ended on December 31, 2016, our TSR ranked at the 31st percentile within the Compensation Comparator Group established at the time that long-term incentives were granted in 2014. As a consequence of this TSR percentile ranking, 32% of performance shares awarded in 2014 were paid out.
Type of Equity Awards. We have chosen to make recent long-term awards to executive officers in the form of  “full-value” stock awards because they have significant retention value due to their value being directly linked to the stock price in the future. In addition, this type of award limits the negative retention impact of short-term volatility in our stock price compared to stock options. The Compensation Committee regularly reviews our equity incentive program and reserves the right to grant different types of equity awards in the future.

Other Executive Benefits
Retirement Benefits. We provide our employees, including our executive officers, with a tax-qualified defined benefit pension plan, which provides employees the opportunity to earn service toward income replacement at retirement. However, the Internal Revenue Code (the “Code”) imposes a limit on the amount of compensation that can be taken into account for purposes of determining these retirement benefits and the qualified plan does not achieve a market-competitive structure for executive officers whose total compensation can include a significant amount of variable short-term incentive compensation. We established a non-qualified excess benefit plan to provide supplemental retirement benefits to executive officers calculated on basic compensation, together with regular wages and bonuses paid pursuant to the Company’s ACBP, applied to the qualified retirement plan formula without regard to the Code’s limitations on qualified plan benefits.
Perquisites and Other Benefits. The Company generally provides to our NEOs the same benefits as it does to other executive officers and employees. For example, our NEOs participate in the same medical, dental, vision, life insurance, accidental death & dismemberment, and short-term and long-term disability plans, as do other employees, and their Company matching contributions to the 401(k) plan are on the same basis as other employees.
The Company provides limited perquisites to executive officers including car allowance, and for senior officers, an allowance for financial, tax and estate planning and a health evaluation benefit.
Change of Control/Termination Agreements. The Compensation Committee approved a change of control severance agreement for each of our NEOs and all other executive officers. As further described in this Proxy Statement, these agreements provide executive officers with benefits in the event of involuntary termination (other than for cause or disability) or adverse job changes in connection with or after a change of control. The Compensation Committee periodically reviews the costs of these agreements and current market practice. The Compensation Committee believes these agreements offer important protection in the event of a change of control, while also ensuring that in the event of an actual proposed change of control, key executive officers will be willing to remain through the closing of a transaction because of this protection. This is especially important in the utility industry when the need for regulatory approvals can result in significant delays in consummating transactions following the execution of definitive agreements.

El Paso Electric Company 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
Stock Ownership Guidelines
We believe that stock ownership by executive officers can directly correlate to improved performance and enhancement of shareholder value. Therefore, the Compensation Committee has established recommended stock ownership guidelines for executive officers. The guidelines are as follows:

2016 Stock Ownership Guidelines
Position	Guideline
CEO	Three times base salary
Other Executive Officers	Two times base salary
For purposes of the guidelines, the ownership requirement is determined based on the executive officer’s 2016 base salary. The base salary multiple amount is converted to a fixed number of shares of Common Stock using the closing price of our Common Stock as of the last business day of the prior calendar year, December 30, 2016.
Our executive officers are expected to meet these guidelines within five years after becoming executive officers. As of the end of 2016, all of our NEOs met or are progressing towards meeting the guidelines within their initial five-year terms.
CEO Compensation. The Board elected Mary E. Kipp as CEO and a member of the Board effective December 15, 2015. She continued in this role for all of 2016. The Compensation Committee approved and entered into an Employment Agreement with Ms. Kipp effective December 15, 2015, consisting of the following:
—
Ms. Kipp’s annual base salary was established at $625,000 subject to modification (but not decrease) from time to time as determined by the Compensation Committee. Ms. Kipp’s base salary did not change during 2016.

—
Ms. Kipp’s annual Target performance bonus opportunity under the ACBP was established at 80% of annualized base compensation with a Maximum annual bonus set at 200% of the Target opportunity. The actual cash bonus paid for 2016 under this provision is described above in the section titled, “Annual Cash Bonus Plan”.

—
The intrinsic grant value of annual long-term incentive award(s) that Ms. Kipp was granted in 2016 was set at $1,350,000. The composition of the long-term incentive award comprised 33% restricted stock with a three-year vesting period and 67% performance shares with a three-year performance cycle based on TSR compared to our Compensation Comparator Group. The terms governing payout of the performance shares are the same as those described above in the section titled “Long-Term Equity Incentives”.

—
Ms. Kipp’s Employment Agreement also provided for a performance-based and time-restricted equity award representing a right to receive shares of Common Stock (the “Retention Grant”) under the Long-Term Incentive Plan valued at $1,000,000 as of the effective date of her Employment Agreement. The Retention Grant will cliff vest on December 15, 2020 subject to her employment by the Company on that date. This vesting, however, was first subject to a performance condition to be satisfied during the period January 1, 2016 through December 31, 2018, requiring cumulative net income of at least $45 million in any two fiscal quarters during that performance period. The Compensation Committee determined in November 2016 that the performance condition was met based on the Company’s cumulative net income in the second and third quarters of 2016. Under Ms. Kipp’s Employment Agreement, if her employment is terminated without cause (as defined in the Employment Agreement), then, subject to her execution of a release, she will vest in a pro rata portion of the Retention Grant based on the number of days that have elapsed in the vesting period. The Retention Grant will also vest in full upon a termination due to death or disability.
—
The Compensation Committee determined the Retention Grant as an appropriate element of Ms. Kipp’s compensation arrangement, as it would help ensure stability of Company leadership during a period of ongoing regulatory and strategic challenges, while encouraging her commitment to our stock price performance and aligning her compensation with the interests of our shareholders.

—
Ms. Kipp has been and will continue to be eligible to participate in all benefit plans available from time-to-time to senior executives of the Company, including but not limited to retirement plans, health and welfare benefit plans, disability and life insurance coverage and paid time off in accordance with the Company’s policies.

—
Ms. Kipp’s Employment Agreement also provides for a continuation of the Change of Control Agreement previously entered into between her and the Company.

—
Ms. Kipp’s Change of Control Agreement provides for payments and benefits in the event of her termination by the Company without cause (or by Ms. Kipp under defined circumstances), in connection with a change of control of the Company, as further described below. In the event that she is terminated without cause or terminates her employment for good reason (such as if she is removed as CEO or has her duties materially reduced), in connection with a change of control of the Company, Ms. Kipp will receive severance benefits of up to 36 months base salary and bonus at Target level, a prorated bonus for the year in which termination occurs

El Paso Electric Company 2017 Proxy Statement

and reimbursement of COBRA benefits for 12 months, or a cash payment in lieu thereof, and accelerated vesting of certain outstanding unvested equity awards as described below under “Change of Control Agreements and Other Termination Benefits.”
—
In determining that Ms. Kipp’s total compensation was reasonable and appropriate for the circumstances, the Compensation Committee reviewed with FW Cook the costs and benefits of her compensation arrangement compared to those provided by the members of our Compensation Comparator Group to their respective CEOs. FW Cook advised that the compensation arrangement for Ms. Kipp in her role as CEO was reasonable and well aligned with competitive market practices.

Impact of Accounting and Tax Treatment of Compensation
Historically, the accounting and tax treatment of compensation has not been a driving factor in determining the design or amounts of compensation at the Company. For example, the Company granted “full value” awards prior to its adoption of FASB ASC Topic 718 and continues to do so, although the Compensation Committee does review the expected accounting treatment of its equity grants.
Section 162(m) of the Code generally limits the tax deductibility to public companies for compensation in excess of  $1 million for our CEO and our three other most highly compensated executive officers (other than our CFO), unless the compensation is “performance-based” within the meaning of the tax regulations. The Compensation Committee considers it important to retain flexibility to design compensation programs, even where compensation payable under the Company’s programs may not be fully deductible, if the programs effectively recognize a full range of criteria important to the Company’s success. The Company retains the ability to grant equity awards such as time-vested restricted stock that are not eligible for the Section 162(m) performance-based compensation exception. Our Amended and Restated 2007 Long-Term Incentive Plan allows the Compensation Committee to approve awards that qualify as “performance-based” compensation for purposes of Section 162(m) to the extent the Compensation Committee deems appropriate.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Charles A. Yamarone, Chairman
James W. Harris
Woodley L. Hunt
Eric B. Siegel

El Paso Electric Company 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The Summary Compensation Table sets forth the compensation for each individual who served as principal executive officer or principal financial officer during the fiscal year ended December 31, 2016, and each of the Company’s other three most highly compensated executive officers for the fiscal year ended December 31, 2016. The persons named in the Summary Compensation Table are referred to collectively as the “Named Executive Officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
Mary E. Kipp Chief Executive Officer	2016	$625,000	$	$1,348,093	$800,000	$209,895	$81,463	$3,064,451
	2015	471,154		1,243,927	350,432	81,858	39,086	2,186,457
	2014	344,423		206,835	149,910	143,416	20,190	864,774
Nathan T. Hirschi Senior Vice President, Chief Financial Officer	2016	348,077		299,563	270,000	86,909	34,149	1,038,698
	2015	334,615		302,506	200,652	41,784	31,806	911,363
	2014	298,269		206,835	129,822	69,807	27,479	732,212
Steven T. Buraczyk Senior Vice President, Operations(a)	2016	323,462		299,563	213,500	287,550	18,602	1,142,677
	2015	314,192		201,684	167,999	67,638	20,373	771,886
Rocky R. Miracle Senior Vice President, Corporate Services and Chief Compliance Officer	2016	314,231		199,722	207,000	108,274	34,134	863,361
	2015	315,577		201,684	168,739	49,313	21,161	756,474
	2014	293,385		165,447	114,713	121,897	26,753	722,195
John R. Boomer Senior Vice President and General Counsel(b)	2016	300,000		199,722	198,000	27,188	27,831	752,741
(a)
Mr. Buraczyk was not a NEO for the fiscal year ended December 31, 2014, and therefore compensation for the fiscal year ended December 31, 2014 is not reported.

(b)
Mr. Boomer was not a NEO for the fiscal years ended December 31, 2015 and 2014, and therefore compensation for the fiscal years ended December 31, 2015 and 2014 is not reported.

(c)
This column represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 for the restricted stock and performance shares granted in the applicable fiscal year. Restricted stock awards are valued at the closing stock price of Common Stock on the date of grant. Performance shares are valued at grant date fair value, which is based upon a Monte Carlo simulation, which is a methodology for determining average payout using multiple simulations. Amounts disclosed have not been reduced by estimated service-based forfeitures. For additional information on the valuation assumptions with respect to restricted stock and performance shares, see Note G – Common Stock of Notes to the Financial Statements in the Company’s 2016 Annual Report on Form 10-K.

(d)
This column represents performance-based bonuses earned under the Annual Cash Bonus Plan for performance during the fiscal years ended December 31, 2016, 2015, and 2014.

(e)
This column represents the change in pension value between the accumulated pension benefit for each NEO as of December 31 of the applicable year as compared to December 31 of the prior year.

(f)
See the following table regarding each component of amounts for the fiscal year ended December 31, 2016 included in the “All Other Compensation” column in the Summary Compensation Table above.

El Paso Electric Company 2017 Proxy Statement

ALL OTHER COMPENSATION TABLE
Name	Accrued PTO Sellback ($)(a)		Group Term Life Insurance ($)	Company Contributions To Retirement and 401(k) Plans ($)	Personal Use of Company Car/Parking ($)	Financial Planning/ Legal Fees and Other ($)	Dividends Paid on Unvested Awards ($)(b)	Total ($)
Mary E. Kipp	$		$900	$7,950	$3,000	$6,687	$62,926	$81,463
Nathan T. Hirschi		13,462	823	7,950	3,000	270	8,644	34,149
Steven T. Buraczyk			492	7,950	3,000	30	7,130	18,602
Rocky R. Miracle		14,538	2,093	7,950	3,000	492	6,061	34,134
John R. Boomer			1,290	15,900	3,000	30	7,611	27,831
(a)
This column represents payments for accrued and unused vacation and personal holiday time pursuant to Company policy.

(b)
The Company paid dividends on unvested time-vested restricted stock; however, the Company does not pay dividends on unearned performance share awards.

GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning equity and cash awards to the NEOs during the fiscal year ended December 31, 2016:
Name	Grant and Approval Date	Estimated Future Payouts Under Non-Equity Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock and Option Awards ($)(d)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mary E. Kipp	01/27/16	$140,625	$500,000	$1,000,000	7,070	23,566	47,132	11,783	$1,348,093
Nathan T. Hirschi	01/27/16	31,327	174,038	313,269	1,571	5,237	10,474	2,618	299,563
Steven T. Buraczyk	01/27/16	29,112	145,558	258,769	1,571	5,237	10,474	2,618	299,563
Rocky R. Miracle	01/27/16	28,281	141,404	251,385	1,047	3,491	6,982	1,746	199,722
John R. Boomer	01/27/16	27,000	135,000	240,000	1,047	3,491	6,982	1,746	199,722
(a)
Each NEO and executive officer has a target incentive opportunity, payable in cash, if the Company achieves specific annual goals that are established in advance by the Compensation Committee and the Board. In 2016, the performance goals were related to customer satisfaction, call center performance, reliability, compliance, and earnings per share, as further described above in “Compensation Discussion and Analysis – Primary Components of Compensation – Annual Cash Bonus Plan.” If a threshold level of earnings per share is not attained, no bonuses will be paid for any of the measures, unless the Compensation Committee determines otherwise. Actual amounts paid for the fiscal year ended December 31, 2016 are set forth in the Summary Compensation Table above.

(b)
Amounts shown represent the performance shares available under the incentive plan, which provides market-based, long-term incentive award opportunities to the NEOs and the other executive officers. Performance shares are based on the total shareholder return compared to the Compensation Comparator Group over the three-year period ending on December 31, 2018. Payout values for the performance shares are calculated by determining the Company’s percentile ranking within the Compensation Comparator Group at the end of the three-year cycle and can range from 0% to 200% of target as described above in “Compensation Discussion and Analysis – Primary Components of Compensation – Long-Term Equity Incentives.”

(c)
Restricted stock awards vest on December 31, 2018. The Company paid quarterly dividends of  $0.295 per share on shares of its Common Stock on March 31, 2016, and $0.31 per share on shares of its Common Stock each quarter thereafter. Unvested shares of restricted stock qualify as participating securities and individuals awarded these shares received their respective cash dividends.

(d)
This column reflects the grant date fair value of restricted stock awards and performance shares under FASB ASC Topic 718. With respect to restricted stock, the value was calculated as the number of shares of restricted stock multiplied by the closing stock price of the Common Stock on the grant date. With respect to performance shares, the value was determined using a Monte Carlo simulation which is a methodology using the average payout of one million simulation paths discounted to the grant date using a risk-free interest rate. The Monte Carlo value for 2016 performance share awards granted on January 27, 2016 was $38.11 per share.

El Paso Electric Company 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information concerning outstanding stock awards held by the NEOs at December 31, 2016. There were no option awards held by the NEOs at December 31, 2016.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mary E. Kipp(1)(5)	3,484	162,006	1,752	81,468
Mary E. Kipp(2)(6)	11,783	547,910	2,121	98,627
Mary E. Kipp(3)(7)	27,624	1,284,516	7,069	328,709
Nathan T. Hirschi(1)(5)	2,613	121,505	1,752	81,468
Nathan T. Hirschi(2)(6)	2,618	121,737	1,591	73,982
Nathan T. Hirschi(7)			1,571	73,052
Steven T. Buraczyk(1)(5)	1,742	81,003	1,401	65,147
Steven T. Buraczyk (2)(6)	2,618	121,737	1,061	49,337
Steven T. Buraczyk (7)			1,571	73,052
Rocky R. Miracle(1)(5)	1,742	81,003	1,401	65,147
Rocky R. Miracle(2)(6)	1,746	81,189	1,061	49,337
Rocky R. Miracle(7)			1,047	48,686
John R. Boomer(4)(6)	2,725	126,713	1,061	49,337
John R. Boomer (1)(7)	1,742	81,003	1,047	48,686
John R. Boomer (2)	1,746	81,189
(1)
Unvested restricted stock vests on December 31, 2017.

(2)
Unvested restricted stock vests on December 31, 2018.

(3)
On December 15, 2015, the Company issued a stock based retention grant to Ms. Kipp of 27,624 shares of Common Stock in accordance with the Amended and Restated 2007 LTIP that is eligible for vesting based on the achievement of certain performance conditions and a five year service period, as stated in Ms. Kipp’s employment agreement. The performance condition was met as of November 2016, as determined by the Compensation Committee.

(4)
Unvested restricted stock vests on April 21, 2017.

(5)
Unearned performance shares vest in January 2017 if performance goals are met. Represents the number of shares at 32% of target, which was determined on January 25, 2017, to be the actual number of shares earned.

(6)
Unearned performance shares vest in January 2018 if performance goals are met. Represents the threshold number of shares at 30% of target, but actual number of shares earned may range from 0% to 200% of target.

(7)
Unearned performance shares vest in January 2019 if performance goals are met. Represents the threshold number of shares at 30% of target, but actual number of shares earned may range from 0% to 200% of target.

OPTION EXERCISES AND STOCK VESTED
The following table provides additional information regarding the acquisition of shares on vesting of stock awards and the value realized during the fiscal year ended December 31,
2016. There were no options exercised during the fiscal year ended December 31, 2016 by any of the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mary E. Kipp	1,825	$84,863
Nathan T. Hirschi	1,825	84,863
Steven T. Buraczyk	1,460	67,890
Rocky R. Miracle	1,460	67,890
John R. Boomer	—	—
El Paso Electric Company 2017 Proxy Statement

PENSION PLAN
The Company established the Retirement Income Plan for Employees of El Paso Electric Company (the “Pension Plan”) as of July 1, 1945. Over the years, the Pension Plan has been amended and/or restated many times. Although the Pension Plan has traditionally provided final average pay benefits, it was amended in 2014 to provide cash balance benefits for all employees hired on or after January 1, 2014 and for all employees hired before 2014 who chose to have their future service benefits provided as cash balance benefits effective April 1, 2014. Employees in the latter group have both a frozen final average pay benefit and accrue an ongoing cash balance benefit.
The purpose of the Pension Plan is to reward eligible employees for long service by providing them with retirement benefits. The Pension Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries. To the extent, they meet the eligibility requirements; each of the NEOs participates in the Pension Plan.
The Pension Plan is qualified under the Code as a defined benefit plan, which is a plan that provides definitely determinable benefits. These benefits are generally payable over a participant’s lifetime and, if elected, over the lifetime of a surviving spouse or beneficiary. Participants earning cash balance benefits also have an option to take their entire pension benefit as a lump sum.
Final Average Pay Benefits. For employees who chose to continue earning final average pay benefits, retirement benefits are calculated using the formula:

1.25%   X   average monthly earnings   x   years of service
Average monthly earnings under the Pension Plan is the employee’s annualized rate of basic compensation (excluding bonus, overtime pay, expense allowances, profit sharing and any other compensation) for the five-year period ending on a particular date, divided by 60 months. The maximum benefit payable under the Pension Plan only considers compensation up to the IRS limit, which was $265,000 in 2016. A year of service is provided for any year during which the employee works at least 1,000 hours. Final average pay participants are eligible to participate in the Pension Plan on the first day of the month coinciding with or immediately following completion of one year of service during which the employee completes 1,000 hours of service. An employee is vested after completing five years of service.
Benefits from the Pension Plan are generally payable at age 65. However, a participant may retire and begin to receive a monthly benefit from the Pension Plan upon attaining age 55 and five years of vesting service. Benefits paid before age 65 are reduced in accordance with the following table:

Age At Benefit Commencement	Percent of Accrued Benefit
65	100.00%
64	93.33
63	86.67
62	80.00
61	73.33
60	66.67
59	63.33
58	60.00
57	56.67
56	53.33
55	50.00
In addition, unreduced pension benefits are provided to participants who retire after age 62 with 20 years of service or after a participant’s age and service exceed 85.
Cash Balance Benefits. Cash balance benefits are expressed as a lump sum cash balance account. Cash balance accounts grow each year with pay credits and interest credits. Pay credits are provided as of the last day of each year based on the following schedule and the participant’s age and years of service as of the end of the plan year.

Pay Credit Chart
Cash Balance Member’s Age Plus Years of Vesting Service	Percentage of Cash Balance Member’s Base Pay for the Plan Year
Less than 30	3%
30 – 39	4%
40 – 49	5%
50 – 59	6%
60 – 69	7%
70 – 79	8%
80+	9%

El Paso Electric Company 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES
A cash balance member who terminates employment prior to the last day of the year will receive a pay credit as of the last day of the month coinciding with or immediately following the termination date, based on the sum of the participant’s attained age plus years of service as of the termination date. The pay credit is based on the participant’s base pay actually paid during the year, excluding bonuses, overtime pay, expense allowances, profit sharing and any other extra compensation.
Interest credits are provided on the last day of each month based on the participant’s cash balance account balance as of the end of the prior month. Interest credits will continue until benefit commencement and are based on the yield on the thirty-year Treasury Bond for the August of the preceding plan year, but at least 3.8% per annum.
Cash balance participants are eligible to participate in the Pension Plan immediately upon employment or re-employment. Participants with cash balance benefits vest after 3 years of service for all of their pension benefits (including the frozen final average pay portion of the pension benefit, if applicable). Benefits are payable at any time following termination of service. The full cash balance account is available as a lump sum without reduction.
Form of Payment. Final average pay benefits are calculated as a straight life annuity that provides a monthly benefit for the participant’s lifetime. Optional forms of benefit are also available including:
—
A joint & survivor annuity providing a reduced monthly benefit for the life of the participant followed by a specified percentage to a named beneficiary for the beneficiary’s lifetime following the death of the participant.

—
A reduced annuity providing a monthly benefit for the life of the participant, with a guarantee that 120 monthly payments will be paid in the event of the early death of the participant.

Cash balance benefits are calculated as a lump sum and may be paid as a lump sum. Forms of payment available to final average pay participants are also available to cash balance participants.
For a valuation method and all material assumptions, please see the Retirement Plan’s section under Note M-Employee Benefits of Notes to the Financial Statements in the Company’s 2016 Annual Report on Form 10-K.

EXCESS BENEFIT PLAN
The El Paso Electric Company Excess Benefit Plan (“Excess Benefit Plan”) was established by the Company effective January 1, 2004 as a non-qualified deferred compensation plan that provides supplemental retirement benefits to certain employees of the Company. The purpose of the Excess Benefit Plan is to provide participants with benefits that would otherwise be payable from the qualified plan except for IRS limitations and to provide retirement plan benefits under the qualified plan formula based on short-term incentive compensation. The Excess Benefit Plan was amended in 2014 consistent with the amendment to the qualified retirement plan to provide excess cash balance benefits with respect to qualified plan cash balance benefits and to continue to provide excess final average pay benefits with respect to qualified plan final average pay benefits.
All employees holding the office of Vice President or an office above Vice President are eligible to participate as of the employee’s date of hire as a Vice President or above or the employee’s date of promotion to Vice President or above. In addition, the Company may select any other employee of the Company who is in a select group of management or highly compensated employees to participate in the Excess Benefit Plan.
For Excess Benefit Plan participants hired prior to April 1, 2014, all Excess Benefit Plan benefits, whether final average pay or cash balance, will be paid in the form of an annuity beginning at the later of separation from service or attainment of early retirement age. Excess Benefit Plan participants hired after April 1, 2014 will only have excess benefits based on the cash balance plan and will have their Excess Benefit Plan benefits paid as a lump sum paid on the first day of the second month following separation from service.
Benefits payable from the Excess Benefit Plan are subject to the same vesting schedule, age/service requirements and annuity payment options (for pre April 1, 2014 participants) as under the qualified pension plan.
The amount of the total excess benefit for each participant will be the sum of their final average pay excess benefit and their cash balance excess benefit, if applicable. Participants hired after April 1, 2014 will only have cash balance excess benefits. Participants hired before 2014 who chose to continue earning final average pay benefits will only have final average pay excess benefits.
A participant’s final average pay excess benefit is calculated as the monthly pension benefit to which the employee would have been entitled under the qualified plan if the benefit were calculated including annual bonus actually paid in the definition of average monthly compensation and without regard to IRS limitations, minus the monthly amount of the Pension Plan benefit actually payable to the employee under the Pension Plan.
A participant’s cash balance excess benefit is calculated as the cash balance account to which the employee would have been entitled under the qualified plan if the benefit were calculated including annual bonus actually paid in the definition of pay for determining pay credits and without regard to IRS limitations, minus the actual cash balance account under the Pension Plan.
The Excess Benefit Plan is subject to, Section 409A of the Code, which requires that for certain specified employees of a publicly-traded corporation, benefits payable following separation from service cannot be paid until six months following separation from service except following the death

El Paso Electric Company 2017 Proxy Statement

of the participant. Any payment that would have been distributed to the participant during the six month period following separation from service, will be accumulated and paid to the participant in a single lump sum as soon as administratively practicable following the end of the six month period. For pre-April 1, 2014 participants, who are not specified employees (under Section 409A of the Code), who separate from employment and have attained age 55, benefits are payable on the 1st of the month following separation from service or if under age 55 at the time of separation of employment, as of the 1st of the month following attainment of age 55. For post-April 1, 2014 participants, who are not specified employees, benefits are payable as of the 1st of the month following separation of employment.
The Excess Benefit Plan is entirely unfunded. Employees who participate in the Excess Benefit Plan have only the rights of general unsecured creditors of the Company with respect to any rights under the Excess Benefit Plan.

PENSION BENEFITS TABLE
The following table describes pension benefits to the NEOs under the Company’s Pension Plan and Excess Benefit Plan as of December 31, 2016.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mary E. Kipp	Pension Plan	9	$255,757
	Excess Benefit Plan	9	362,454
Nathan T. Hirschi	Pension Plan	7	178,009
	Excess Benefit Plan	7	108,430
Steven T. Buraczyk	Pension Plan	23	881,970
	Excess Benefit Plan	23	448,968
Rocky R. Miracle	Pension Plan	8	323,312
	Excess Benefit Plan	8	200,758
John R. Boomer	Pension Plan	3	42,393
	Excess Benefit Plan	3	14,252
(1)
As of December 31, 2016, the Present Value of Accrued Benefits for each NEO is the sum of the present value of the final average pay portion of their accrued benefit, plus the cash balance account value (if applicable) for the Pension Plan and Excess Benefit Plan. The present value of the final average pay portion of the accrued benefit is computed using an interest rate of 4.29% for the Pension Plan and 4.34% for the Excess Benefit Plan, no pre-retirement mortality, and post-retirement mortality based on the RP-2014 Total Data Set Mortality Tables (with projection from 2006 to 2014 using Scale MP-2014 improvement removed), then projected generationally from 2006 using Scale MP-2016.

El Paso Electric Company 2017 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Change of Control Agreements and Other Termination Benefits
The Company has entered into Change of Control Agreements with each NEO. In the event the covered NEO is terminated without cause or resigns for good reason (including a material reduction in duties and responsibilities, a reduction in pay or a relocation of more than 50 miles) during the two-year period following a change of control, he or she will receive the following benefits under the Change of Control Agreements:
—
A pro rata payment of the executive officer’s Target bonus for the year of termination;

—
A lump sum payment equal to the executive officer’s annual base salary plus Target bonus for the year of termination, multiplied by three (for each NEO);

—
If the NEO is a final average pay participant under the Pension Plan; the actuarial equivalent of vested benefits under the Pension Plan calculated with additional years of service equal to three years;

—
If the NEO is a cash balance participant under the Pension Plan; the percentage, as determined under the Pay Credit Chart multiplied by three times the NEO’s annual base pay.

—
Continuation of health and other welfare benefits for two years, including service credit for those two years for purposes of eligibility (but not time of commencement of benefits) for retiree benefits under any of these plans; and

—
Outplacement services for one year.

The Change of Control Agreements do not provide any tax gross-up payment in the event the payments become subject to the federal “change in control” excise tax and instead provide that either (i) the executive officer will be responsible for paying the excise tax or (ii) payments under the agreements will be reduced to an amount that would result in no such excise tax, whichever would result in the executive officer retaining the higher after-tax amount.
A “change in control” is defined in the Change of Control Agreements and generally includes the acquisition by any person of 30% or more of the Common Stock or voting power of the Company, or the consummation of a reorganization, merger or consolidation or other disposition of all or substantially all of the assets of the Company which results in at least a 40% change in ownership.
Under our Amended and Restated 2017 Long-Term Incentive Plan, upon a change in control, unvested restricted stock awards become fully vested, while unearned performance share awards become vested on a prorated basis to the extent performance is achieved through a shortened performance period ending before the change in control.
In addition, as described above, Ms. Kipp is a party to an Employment Agreement that provides for pro rata accelerated vesting of her Retention Grant upon a termination without Cause prior to a Change of Control. See CEO Compensation above.

El Paso Electric Company 2017 Proxy Statement

The following table quantifies potential payments or benefits to our NEOs under our equity incentive plans upon a change in control or under the Change of Control Agreements upon a termination without cause or resignation for good reason following a change in control as described above, in any case based on assumptions as if the change in control or termination had occurred on December 31, 2016. These amounts do not include benefits under our Pension Plan and Excess Benefit Plan that would be paid in connection with any retirement event, as described under the “Pension Benefits Table” above.
Name	Benefit	Change in Control Without Termination		Qualifying Termination Following a Change in Control	Qualifying Termination Before Change in Control
Mary E. Kipp	Severance	$		$3,375,000
	Settlement of Unvested Equity Award (1)(2)		2,576,427	n/a	268,164
	Lump Sum Equivalent for Pension Service			711,363	618,211
	Welfare Benefit Continuation			23,773
	Outplacement			25,000
	Total		2,576,427	4,135,136	886,375
Nathan T. Hirschi	Severance			1,575,000
	Settlement of Unvested Equity Award (1)		488,855	n/a
	Lump Sum Equivalent for Pension Service			373,531	286,439
	Welfare Benefit Continuation			40,341
	Outplacement			25,000
	Total		488,855	2,013,872	286,439
Rocky R. Miracle	Severance			1,370,250
	Settlement of Unvested Equity Award (1)		325,965	n/a
	Lump Sum Equivalent for Pension Service			655,612	524,070
	Welfare Benefit Continuation			27,398
	Outplacement			25,000
	Total		325,965	2,078,260	524,070
Steven T. Buraczyk	Severance			1,413,750
	Settlement of Unvested Equity Award (1)		393,297	n/a
	Lump Sum Equivalent for Pension Service			1,497,952	1,330,938
	Welfare Benefit Continuation			37,293
	Outplacement			25,000
	Total		393,297	2,973,995	1,330,938
John R. Boomer	Severance			1,305,000
	Settlement of Unvested Equity Award (1)		452,678	n/a
	Lump Sum Equivalent for Pension Service			104,346	56,646
	Welfare Benefit Continuation			14,690
	Outplacement			25,000
	Total		452,678	1,449,036	56,646
(1)
Represents the value of all unvested restricted stock and a prorated portion of performance shares at Target level as of December 31, 2016. There were no unvested options at December 31, 2016 for the NEOs. Acceleration of performance awards would be on a prorated basis and subject to the Compensation Committee determining that performance has been met through a shortened performance period ending before the closing of the change of control.

(2)
Represents the value of a pro rata vesting of Ms. Kipp’s Retention Grant pursuant to her Employment Agreement, assuming a termination without Cause as of December 31, 2016.

El Paso Electric Company 2017 Proxy Statement

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
Compensation Committee Interlocks and
Insider Participation
During 2016, none of the Company’s executive officers served as a member of another entity’s compensation committee or committee performing equivalent functions. Therefore, no member of the Board or their immediate family members is or has been, within the last three years, employed as an executive officer of another company where one of the Company’s executive officers served as a director or a member of that company’s compensation committee.
The Board formally adopted a policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. This policy superseded a general grant of authority to review and approve such transactions that had been a part of the Nominating and Corporate Governance Committee charter for several years. The policy applies to any transaction in which (i) the Company is a participant, (ii) any related person has a direct or indirect material interest and (iii) the amount involved exceeds $120,000, but generally excludes any transaction that would not require disclosure under Item 404(a) of Regulation S-K. The Nominating and Corporate Governance Committee is responsible for reviewing, approving and ratifying any related party transaction. The Nominating and Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders. A copy of the policy is available at www.epelectric.com under the “Investor Relations/Corporate Governance” section.
Each year, the Company requires the directors and executive officers to complete director and officer questionnaires identifying transactions with the Company in which the director or executive officer or their family members have an interest. In addition, the Company has implemented an enhanced system so that proposed transactions of this nature are identified and reviewed in advance. The Company reviews these transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the Company’s interests. The Company’s Code of Ethics requires all directors, executive officers and employees who may have a potential or apparent conflict of interest to immediately notify our Senior Vice President, Corporate Services and Chief Compliance Officer.
Directors, executive officers and employees of the Company are expected to act and make decisions that are in the best interests of the Company. Directors, executive officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services for the Company in an objective and fair manner. In addition, the Company prohibits personal loans to, or guaranteeing the personal obligations of, any director or executive officer.
A copy of the Company’s Code of Ethics is available at www.epelectric.com under the “Investor Relations/Corporate Governance” section.

El Paso Electric Company 2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 27, 2017 (except as indicated in the footnote to the table), certain information regarding ownership of Common Stock by (i) each person known to the Company to own beneficially more than 5% of its Common Stock; (ii) each of the current directors, including those who have been nominated to serve as Class II Directors of the Company; (iii) the Named Executives; (iv) all directors and executive officers of the Company as a group; and (v) Percent of Class which is reflective of Schedule 13D and Schedule 13G filings.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership***	Percent of Class
BlackRock Inc. 55 East 52nd Street New York, NY 10055	4,977,997(1)	12.30%*
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,713,527(2)	9.16%*
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	3,620,821(3)	8.94%*
FMR LLC 245 Summer Street Boston, MA 02210	2,095,019(4)	5.17%*
Allen, Catherine A.	33,179(5)	**
Brown, John Robert	7,000(6)	**
Cicconi, James W.	63,779(7)	**
Escudero, Edward	21,752(8)	**
Harris, James W.	56,132(9)	**
Hunt, Woodley L.	22,924(10)	**
Shockley, Thomas V. III	49,945(11)	**
Siegel, Eric B.	59,925(12)	**
Wertheimer, Stephen N.	46,521(13)	**
Yamarone, Charles A.	10,000(14)	**
Kipp, Mary E.	59,686(15)	**
Hirschi, Nathan T.	17,633(16)	**
Buraczyk, Steven T.	23,643(17)	**
Miracle, Rocky R.	25,986(18)	**
Boomer, John R.	7,686(19)	**
Other Officers	17,671(20)	**
All Directors and executive officers as a group	523,462(21)	1.29%
*
Actual percentage may differ due to stock transactions made subsequent to beneficial owner’s filing date.

**
Less than 1%.

***
For purposes of this disclosure, restricted stock is assumed to have voting power but no investment power.

El Paso Electric Company 2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following footnotes relate to the Securities Exchange Act of 1934, as amended (the “SEC Act”), and the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
(1)
Information regarding ownership of Common Stock by BlackRock, Inc. (“BlackRock”), is included herein in reliance on information set forth in Amendment No. 8 to Schedule 13G/A filed with the SEC on January 12, 2017, reflecting ownership as of December 31, 2016. BlackRock is a Delaware parent holding company or control person in accordance with Rule 13d-1 (b)(1)(ii)(G) in Section 240 of the SEC Act. According to the filing, BlackRock beneficially owns 4,977,997 shares (12.30%) of Common Stock with sole voting power over 4,885,695 shares and sole dispositive power over 4,977,997 shares of Common Stock.

(2)
Information regarding ownership of Common Stock by the Vanguard Group, Inc. (“Vanguard”), Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, LTD. (“VIA”) is included herein in reliance on information set forth in Amendment No. 6 to Schedule 13G/A filed with the SEC on February 9, 2017 reflecting ownership as of December 31, 2016. Vanguard is a Pennsylvania parent company of VFTC and VIA is classified as an Investment Advisor in accordance with Rule 13d-1(b)(1)(ii)(E) as defined in Section 240 of the SEC Act. According to the filing, Vanguard beneficially owns 3,713,527 shares (9.16%) of the Common Stock with sole dispositive power over 3,661,750 shares, shared dispositive power over 51,777 shares and sole voting power over 52,271 shares of Common Stock. VFTC, a wholly-owned subsidiary of Vanguard is the beneficial owner of 46,212 shares (0.11%) of Common Stock. VIA, a wholly-owned subsidiary of Vanguard is the beneficial owner of 11,624 shares (0.02%) of Common Stock.

(3)
Information regarding ownership of Common Stock by GGCP, Inc. (“GGCP”), GGCP Holdings LLC, (“GGCP Holdings”), GAMCO Investors, Inc. (“GBL”), Associated Capital Group, Inc. (“AC”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), G.research, LLC (“G.research”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), MJG-IV Limited Partnership (“MJG-IV”), Mario J. Gabelli, LICT Corporation (“LICT”), CIBL, Inc. (“CIBL”), and ICTC Group, Inc. (“ICTC”) (collectively the “Gabelli Reporting Parties”) is included herein in reliance on information set forth in Amendment No. 6 to Schedule 13D filed with the SEC on May 5, 2016, reflecting ownership as of May 3, 2016. GGCP is a manager and a member of GGCP Holdings, which is the controlling shareholder of GBL and AC. GBL is the parent company for a variety of companies engaged in the securities business. GSI is an investment adviser registered under the Investment Advisers Act of 1940 and serves as a general partner or investment manager to limited partnerships and offshore investment companies and other accounts. GAMCO, Gabelli Funds, and Teton Advisors are each investment advisors, and each of these entities is registered under the Investment Advisers Act of 1940. G.research is a broker-dealer registered under the Securities Exchange Act of 1934. MJG Associates provides advisory services to private investment partnerships and offshore funds. The Foundation is a private foundation. LICT is a holding company with operating subsidiaries engaged primarily in the rural telephone industry. ICTC is a holding company with subsidiaries in voice, broadband and other telecommunications services, primarily in the rural telephone industry. Mario J. Gabelli is the controlling stockholder and Chief Executive Officer and director of GGCP. Mario J. Gabelli is also the Chairman and Chief Executive Officer of GBL. Mario J. Gabelli is the Executive Chairman and Chief Executive Officer of AC. Mario J. Gabelli is also a member of GGCP Holdings. Mario J. Gabelli is also the controlling shareholder of Teton Advisors. The Gabelli Reporting Parties do not admit that they constitute a group.
According to Amendment No. 6 to Schedule 13D filed with the SEC on May 5, 2016, Gabelli Funds beneficially owns 1,888,000 shares of Common Stock (4.66%) and has sole voting and dispositive power over the shares, while GAMCO beneficially owns 1,723,821 shares (4.26%) and maintains sole dispositive power over 1,723,821 shares, but only has the power to vote 1,551,321 shares of Common Stock. MJG-IV beneficially owns 3,000 shares (0.01%) and has sole voting and dispositive power over the shares, and Mario J. Gabelli beneficially owns 6,000 shares (0.01%) and has sole voting and dispositive power over the shares. According to the filing, the aggregate amount beneficially owned by the Gabelli Reporting Parties is 3,620,821 shares (8.94%) as of May 3, 2016.
Mario Gabelli is deemed to have beneficial ownership of the Common Stock owned by each of the Reporting Parties. GSI is deemed to have beneficial ownership of the Common Stock owned by Gabelli & Company. GBL and GGCP are deemed to have beneficial ownership Common Stock owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation.
(4)
Information regarding ownership of Common Stock by FMR LLC, Fidelity Management & Research Company (“Fidelity”), is included herein in reliance on information set forth in Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2017, reflecting ownership as of December 31, 2016. FMR LLC is a parent holding company of Fidelity Management & Research Company (“Fidelity”), in accordance with Rule 13d-1(b)(1)(ii)(G) as defined in Section 240 of the SEC Act. According to the filing, FMR LLC beneficially owns 2,095,019 shares (5.17%) of the Common Stock with sole dispositive power over 2,095,019 shares and sole voting power over 519 shares of Common Stock.

(5)
Includes (i) 29,679 shares of Common Stock over which Ms. Allen has sole voting and investment power; and

El Paso Electric Company 2017 Proxy Statement

(ii) 3,500 shares of restricted Common Stock over which she has voting power but no investment power.
(6)
Includes (i) 3,500 shares of Common Stock over which Mr. Brown (who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy) has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(7)
Includes (i) 60,279 shares of Common Stock over which Mr. Cicconi has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(8)
Includes (i) 18,252 shares of Common Stock over which Mr. Escudero has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(9)
Includes (i) 52,632 shares of Common Stock over which Mr. Harris has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(10)
Includes (i) 19,424 shares of Common Stock over which Mr. Hunt has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which she has voting power but no investment power.

(11)
Includes (i) 46,445 shares of Common Stock over which Mr. Shockley (who will be retiring from the Board after the Annual Meeting in accordance with the director retirement policy) has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(12)
Includes (i) 47,450 shares of Common Stock over which Mr. Siegel has sole voting and investment power; (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power; and (iii) 8,975 shares of Common Stock held by spouse over which he has no voting or investment power.

(13)
Includes (i) 43,021 shares of Common Stock over which Mr. Wertheimer has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has voting power but no investment power.

(14)
Includes (i) 6,500 shares of Common Stock over which Mr. Yamarone has sole voting and investment power; and (ii) 3,500 shares of restricted Common Stock over which he has sole voting power but no investment power.

(15)
Includes (i) 6,850 shares of Common Stock over which Ms. Kipp has sole voting and investment power; and (ii) 25,212 shares of restricted Common Stock over which she has sole voting power but no investment power; and (iii) 27,624 shares of restricted stock with a performance condition over which she has voting power but no investment power.

(16)
Includes (i) 10,192 shares of Common Stock over which Mr. Hirschi has sole voting and investment power; and (ii) 7,441 shares of restricted Common Stock over which he has sole voting power but no investment power.

(17)
Includes (i) 17,073 shares of Common Stock over which Mr. Buraczyk has sole voting and investment power; and (ii) 6,570 shares of restricted Common Stock over which he has voting power but no investment power.

(18)
Includes (i) 21,025 shares of Common Stock over which Mr. Miracle has sole voting and investment power; and (ii) 4,961 shares of restricted Common Stock over which he has voting power but no investment power.

(19)
Includes (i) 0 shares of Common Stock over which Mr. Boomer has sole voting and investment power; and (ii) 7,686 shares of restricted Common Stock over which he has voting power but no investment power.

(20)
Includes (i) 8,126 shares over which the other executive officers have sole voting and investment power; and (ii) 9,545 shares of restricted Common Stock over which they have voting power but no investment power.

(21)
Includes (i) 390,448 shares of Common Stock over which the directors and executive officers have sole voting and investment power; (ii) 96,415 shares of restricted Common Stock over which they have voting power but no investment power; (iii) 27,624 shares of restricted stock with a performance condition over which the individual has voting power but no investment power; and (iv) 8,975 shares of Common Stock held by a spouse which has no voting or investment power.

El Paso Electric Company 2017 Proxy Statement

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the SEC Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.
The Company believes that, during and for the fiscal year ended December 31, 2016, its directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock complied with all Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS
FOR 2018 ANNUAL MEETING OF SHAREHOLDERS
Under certain circumstances, shareholders are entitled to present proposals at shareholders meetings. To be eligible for inclusion in the Proxy Statement for the Company’s 2018 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices on or prior to December 15, 2017. The Company will consider only those proposals, which meet the requirements of applicable SEC rules. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the Proxy Statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder’s notice should list each proposal and a brief description of the business to be brought before the annual meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Nominating and Corporate Governance Committee in advance in writing at the Company’s principal offices pursuant to the notice provisions provided in the Company’s Bylaws. For more details, see “Evaluation of Director Nominees” above.

OTHER BUSINESS
The Board knows of no business, other than as stated in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares of Common Stock represented thereby on such matters in accordance with their discretion and judgment as to the best interests of the Company and its shareholders.

ANNUAL REPORT
The Company’s 2016 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.

El Paso Electric Company 2017 Proxy Statement

DELIVERY OF PROXY STATEMENT
Pursuant to the rules adopted by the SEC, the Company has elected to provide access to the proxy materials over the Internet. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
EL PASO ELECTRIC COMPANY
By Order of the Board of Directors
Jessica Goldman
Corporate Secretary
Dated: April 14, 2017

El Paso Electric Company 2017 Proxy Statement

INNOVATION
EVOLUTION
POWER
epelectric.com
40A, 300VAC, 3P
PNL-02
200A
CLF EXP
200A
INV-01
LV-1
40A, 300VAC, 3P
MV-1
PCS-03

El Paso Electric

EL PASO ELECTRIC COMPANY
100 N. STANTON
P.O. BOX 982
EL PASO, TX 79901

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 24, 2017. Have your proxy card in hand when you access the web-site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by El Paso Electric Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2017. Have your proxy card in hand when you call and follow the instructions provided by the recorded message.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) CATHERINE A. ALLEN 02) EDWARD ESCUDERO 03) ERIC B. SIEGEL

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratify the selection of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017.	☐	☐	☐
3. Approve the advisory resolution on executive compensation.	☐	☐	☐

NOTE: The shares represented by proxy when properly executed will be voted in the manner directed therein by the Shareholder(s) delivering such proxy. If no direction is made, proxies will be voted as recommended by the Board of Directors as indicated above. If any other routine matters properly come before the meeting, or if cumulative voting is required, the person named in the proxy will vote in their discretion.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000328390_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com.

EL PASO ELECTRIC COMPANY

Annual Meeting of Shareholders

May 25, 2017

The undersigned hereby nominate(s), constitute(s) and appoint(s) Mary E. Kipp, Nathan T. Hirschi, John R. Boomer and Russell G. Gibson, jointly and severally, as attorneys, agents and proxies, with full powers of substitution and discretionary authority, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") of El Paso Electric Company (the "Company") to be held at the Company's Eastside Operations Center, 13511 Montana Avenue, El Paso, Texas 79938, on Thursday, May 25, 2017 at 10:00 a.m., MDT, or at any adjournments thereof, and vote as specified herein the number of shares of Company common stock that the undersigned, if personally present, would be entitled to vote at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

0000328390_2 R1.0.1.15